UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ARMADA WATER ASSETS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

4941

(Primary Standard Industrial Classification Code Number)

46-1255999

(I.R.S. Employer Identification Number)

1716 E. Lincoln Avenue

Fort Collins, CO 80524

970-567-1414

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert L. B. Diener, Esq.

Law Offices of Robert Diener

56 Laenani Street

Haiku, HI 96708

(310) 396-1691

From time to time following the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer ☐ Accelerated filer ☐ Non-accelerated filer (Do not check if a smaller reporting company) ☐ Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered		Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, $0.001 par value	3,000,000		$1.00	$3,000,000	$409.20

Common Stock, $0.001 par value	3,375,750	(1)	$1.00	$3,375,750	$460.45

TOTAL	6,375,750		$1.00	$6,375,750	$869.65

______________

(1)	3,375,750 shares of common stock are being offered for sale by selling shareholders.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed.  The shareholders may not sell these securities until the registration statement filed with the Securities Exchange Commission is effective.  This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“Jobs Act”), and will therefore be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See Risk Factors beginning on page 11.

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ARMADA WATER ASSETS, INC.

3,000,000 Shares of Common Stock Offered by

Armada Water Assets, Inc.

And

3,375,750 Shares of Common Stock offered by the Selling Shareholders

	Per Share	Total

Public Offering Price sold by the Company (1)	$1.00	$3,000,000

Underwriting discounts and Commissions	$0.00	$0.00

Proceeds to Armada Water Assets, Inc.	$1.00	$3,000,000

Net Proceeds to Armada Water Assets, Inc. (2)	$0.982	2,945,000

(1)	This table assumes sale of the maximum amount of the offering and excludes shares to be sold by selling shareholders, the proceeds from which, will not be received by the Company.
(2)	Total reflects an estimate of expenses including: SEC Registration Fee $869; accounting and audit $25,000, legal $25,000, copy and printing $2,000, $1,000 for EDGAR services; $1,000 for transfer agent setup and initial certificate issuances.

We are offering to the public up to 3,000,000 shares of common stock (the “new shares”), at $1.00 per share for a total of $3,000,000, in a “direct public offering” by the Company. The Company has set a minimum amount of $500,000 to be raised in this offering. Assuming we complete the sale of the 3,000,000 shares, raising the full $3,000,000; after payment of offering expenses of an estimated $55,000 as disclosed in “Summary of the Offering” on page 3 of this prospectus, our net proceeds will be $2,945,000. This offering terminates in 12 months after commencement of this offering, on February 1, 2014. We are also registering for our selling stockholders a total of 3,375,750 shares of common stock.  We will not receive any of the proceeds from the sale of our common stock by the selling stockholders.  The concurrent offering of 3,375,750 shares of our common stock by the selling stockholders is separate from our offering of 3,000,000 new shares.

This is our initial public offering, and no public market currently exists for our Shares. The securities being registered in this offering may not be liquid since they are not listed on any exchange or quoted through an OTC market, and a market for these securities may not develop. The offering price may not reflect the market price of our Shares after the offering. Because there is currently no active trading market, selling stockholders will sell at the stated fixed price of $1.00 until securities are quoted through an OTC market. There is a $500 minimum purchase requirement for prospective stockholders.  All funds will be placed into a separate corporate account, not in an escrow or trust account, and as such, it may be subject to creditor’s claims. At this time we do not have any outstanding creditor claims.

The selling stockholders have advised us that they will sell the shares of common stock from time to time in the open market, at the initial offering price of $1.00 per share until the shares are quoted on the OTC Bulletin Board or national securities exchange, at which point the selling securities holders may sell the registered shares at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or otherwise as described under the section of this prospectus titled “Plan of Distribution.”

Our common stock does not currently trade in the public market.

Because we generated less than $1 billion in total annual gross revenues during our most recently completed fiscal year, we qualify as an "emerging growth company" under the Jumpstart Our Business Startups ("JOBS") Act.

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You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. We have not authorized anyone to provide you with different information.

Investing in these securities involves significant risks.  See “Risk Factors” beginning on page 11.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

 The information contained in this prospectus is not complete and may be changed.  This prospectus is included in the registration statement that was filed by Armada Water Assets, Inc. with the Securities and Exchange Commission.  The selling stockholders may not sell these securities until the registration statement becomes effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated February 5, 2013

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SUMMARY

The following summary highlights selected information contained in this prospectus.  This summary does not contain all the information you should consider before investing in the securities.  Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements, and the notes to the financial statements.

For purposes of this prospectus, unless otherwise indicated or the context otherwise requires, all references herein to “AWA,” “we,” “us,” the “Company” and “our,” refer to Armada Water Assets, Inc., a Nevada corporation.

The foregoing represents the Company’s best estimates as of the date of this Prospectus and may materially vary based upon actual experience.

The inability to obtain this funding either in the near term and/or longer term will materially affect the ability of the Company to implement its business plan of operations and jeopardize the viability of the Company. In that case, the Company may need to suspend its operations and reevaluate and revise its plan of operations

THE COMPANY

Business Overview

From inception (October 23, 2012), Armada Water Assets, Inc. (the “Company”) was organized as a vehicle to provide water fill services that will provide a high volume of water to be used in connection with oil drilling operations in target markets. In this connection and in order to commence operations, on February 1, 2013 the Company acquired 100% of the membership interests of Barstow Production Water Solutions, LLC, which is currently engaged in water production for the oil production industry in the Permian Shale field in Ward County, Texas.

The Company’s goal is to develop and operate a totally-supervised “fast fill” facility which will provide oil and trucking companies with a reduced cost and increased efficiency in filling water vacuum trucks used in the process of oil production and disposal or remediation of used water. The Company’s Officers and consultants have experience in water production and distribution, particularly in the Company’s target market. (See MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS; Plan of Operation, below),

Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our financial statements include a statement expressing substantial doubt as to our ability to continue as a going concern.

Acquisition of Barstow Production Water Solutions, LLC (“Barstow”)

On February 1, 2013, the Company acquired 100% of the membership interests of Barstow Production Water Solutions, LLC (“Barstow”) pursuant to a Membership Interest Purchase Agreement (“MIPA”) between the Company, Barstow and the members of Barstow for a total consideration comprising (a) 3,000,000 newly-issued shares of Company Series A Preferred stock and (ii) promissory notes in the aggregate principal amount of $1,000,000 (“Promissory Notes”) (collectively, the “Initial Purchase Price”). The Promissory Notes have a maturity date of February 1, 2016 and the Company is required under the terms of the Promissory Notes to make quarterly payments of principal and interest (at a rate of ten percent per annum) in amounts equal to one-third of the Company’s cash flow (as defined in the Promissory Notes) during the prior fiscal quarter. In addition, the Company must make mandatory prepayments on account of the Promissory Notes equal to the proceeds of any subsequent debt or equity financings completed by the Company to the extent aggregate cumulative proceeds thereof exceed $1,000,000. The Company shall also have the right to prepay the Promissory Notes, in whole or in part, at any time without penalty.

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In addition to the Initial Purchase Price, for a period of five (5) years following the closing of the transaction, if and when annual Barstow EBITDA (as defined in the MIPA) exceeds $2,000,000 (“EBITDA Target”), then the Company will pay quarterly to the Barstow members an additional purchase price (“Additional Purchase Price”) equal to twenty percent (20%) of the amount by which the cumulative Barstow EBITDA during the year in question exceeds the EBITDA Target.

Barstow owns land and a facility utilized for water production located in Barstow, Texas (north of the Midland/Odessa area and in the Permian basin) comprising fee simple title to approximately 175 acres on which there exist four wells that either currently or will generate freshwater for sale. One of the wells is currently operating with an approximate capacity of 55,000 barrels of fresh water per day. This water is designated for sale and/or mixing of treated water. In the future, the Company intends to commence the operation of three other wells subject to availability and market demand. There are currently four “fast-load” stations constructed and operational on the property for filling water trucks which will service the Company’s customers.

Additionally, the Barstow facility has bathrooms and showers on-site for drivers utilizing the property. The entire facility site has access to electrical power which will permit the Company to expand operations if and when appropriate.

In addition, the Company intends to acquire and construct a complete water treatment facility on the property to enable the treatment of contaminated water dropped off at or delivered to the facility. The treated and clean water will either be marketed for resale as-is or mixed with freshwater and sold as a mixed product.

General Business Plan and Market

THE MARKET AND THE CLIENTS

The most significant demand for remediated and reusable water supplies in the Company’s market are conventional oil and gas producers. Fracturing in the shale oil & gas and conventional oil & gas sectors requires significant water supplies and produce a significant amount of water requiring disposal or remediation.

Applicable regulations and resistance to the issuance of on-site or off-site disposal permits drives a demand among oil and gas producers for the Company’s services. Additionally, the Company believes that an industry-wide need to reduce the consumption of finite local water sources and increasing transportation costs will drive the demand for the Company’s strategically located, state-of-the-art water treatment facilities. The Company’s existing and/or targeted assets are geographically centered in oilfields and high traffic water transportation corridors.

In the future, the Company intends to focus its expansion beyond the area where it currently operates into areas where oilfields are located that have high producing formations.

COMPANY OBJECTIVES

The Company’s primary goal is to achieve profitability by providing water produced at its facilities and water disposal and remediation services to the oil and gas industry. The Company believes that its services will significantly reduce water transportation and disposal costs and enable its customer base of oil and gas producers to comply with applicable regulations consistent with maintaining environmental responsibility.

COMPETITION IN THE MARKET

There are several competitors and potential competitors that currently offer certain of the technologies involved in the water remediation process (for example, electro-coagulation, reverse osmosis, or membrane filtration). Similarly, there are competitors which have facilities offering injection wells and/or transportation of contaminated or clean water or offer fresh water for sale. It is the Company’s intention to combine all of the services, technologies and commodity components required by its customer base in order to offer the oil and gas industry in its targeted markets a simple and convenient, yet essential “one-stop” solution.

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The Company’s management and its advisors have well over 20 years of experience performing field services in and around the oil and gas industry. Additionally, the Company has or intends to retain the services of senior oil and gas field engineers that have significant hands-on experience in designing, constructing and operating water treatment facilities in and around the oil and gas industry. Following its research and due diligence, the Company’s management believes that there are no strategically-located facilities in the oil and gas fields in its target markets offering an all-inclusive, collection, remediation, recycling/reuse water treatment technology to the oil and gas industry. While Company management believes that there are other groups providing similar services, Company management believes it can provide a water treatment and related support services that are superior to competitive offerings based on 1) Company management’s existing relationships with Oil and Gas field service providers with proven safety and performance histories and 2) the Company’s access through its existing engineering and technology partners to patented and/or proprietary water treatment technologies that have been proven in terms of throughput, performance and reliability. Further, Company management believes that its strategically located facilities which are either currently owned or targeted will result in a competitive advantage in terms of convenience and reduction of transportation costs for its customers.

The Company intends to negotiate both long and short-term contracts with its customers. Once contracts are secured, they will provide an advantage for the company in terms of minimizing market variables by determining its revenues and costs in order to maintain predictably profitable operations.

The Company then intends to offer additional ancillary services such as proprietary drilling mud treatment services, vapor and emission control capabilities, as well as freshwater sales at several of its facilities.

OPERATIONAL PLAN

The overall goal of the Company is to address the ongoing issue of water treatment and disposal through access to central disposal sites, reduction of transportation costs and alleviating much of the present permitting, environmental and economic challenges currently faced by the oil and gas industry. As set forth below, the Company currently owns, has under contract, or has targeted for near-term acquisition assets that create the ability for the Company to achieve its goals.

CURRENT COMPANY ASSETS:

Barstow, Texas: Barstow Production Water Services (Midland/Odessa Area – Permian Basin).

•	Approximately 175 acres
•	4 existing wells for fresh water
•	1 well up and pumping (capacity of 55k bbls a day) (fresh water sale and /or mixing of treated water)
•	4 fast load stations up and operational
•	Restrooms and showers on site for the drivers
•	Power on both ends of the property that allow for expansion.

Future plans in calendar year 2013 are to add a proprietary/patented Armada Water Treatment systems to enable complete surface treatment of contaminated water at the facility to allow for disposal of produced water and purchase of fresh water.

POTENTIAL ACQUISITIONS:

The Company intends to consider potential acquisitions of synergistic companies and businesses. Details of these potential transactions are yet to be determined.

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Initial Capital Formation

In January 2013, the Registrant sold an aggregate of 6,975,000 shares of Common Stock par value $0.0001 to fifteen founders at a price of $0.01 per share. This offering netted the Company an aggregate of $69,750. Thereafter, in February 2013, the Company sold an additional 4,177,500 shares of Common Stock par value $0.0001 to 29 investors at a price of $0.10 per share. This offering netted the Company an aggregate of $417,750. The Registrant sold these shares of Common Stock under an exemption from registration provided by Section 4(2) of the Securities Act.

In January 2013, the Company entered into a note with City National Bank, as Trustee of the Elanken Family Trust-S, dated April 24, 2002 with a face amount of $500,000 payable on or before August 1, 2013. Commencing on March 1, 2013, the Company shall pay to Payee monthly interest payments at a rate of ten percent (10%) per annum. The note is convertible, at the option of the lender into shares of Company Common Stock at a conversion price of $1.00 per share. The note is secured by the pledge of certain third-party assets by a shareholder of the Company. As an inducement to making the loan, the Company issued to the lender 100,000 shares of Company Common Stock.

The Company is currently engaged in the offering of up to 3,000,000 shares of Common Stock par value $0.0001 to investors at a price of $1.00 per share. The Company has set a minimum offering size of 500,000 shares.

Emerging Growth Company Status Under the Jumpstart Our Business Startups ("JOBS") Act

Because we generated less than $1 billion in total annual gross revenues during our most recently completed fiscal year, we qualify as an "emerging growth company" under the Jumpstart Our Business Startups ("JOBS") Act.

We will lose our emerging growth company status on the earliest occurrence of any of the following events:

1. On the last day of any fiscal year in which we earn at least $1 billion in total annual gross revenues, which amount is adjusted for inflation every five years;

2. On the last day of the fiscal year of the issuer following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement;

3. On the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or

4. On the date on which such issuer is deemed to be a “large accelerated filer”, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto. A "large accelerated filer" is an issuer that, at the end of its fiscal year, meets the following conditions:

a. It has an aggregate worldwide market value of the voting and non-voting common equity held by its non-affiliates of $700 million or more as of the last business day of the issuer's most recently completed second fiscal quarter;

b. It has been subject to the requirements of section 13(a) or 15(d) of the Act for a period of at least twelve calendar months; and

c. It has filed at least one annual report pursuant to section 13(a) or 15(d) of the Act.

As an emerging growth company, exemptions from the following provisions are available to us:

1. Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;

2. Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

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3. Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

4. Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and

5. The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer's size.

Pursuant to Section 107 of the JOBS Act, an emerging growth company may choose to forgo such exemption and instead comply with the requirements that apply to an issuer that is not an emerging growth company. We have elected to maintain our status as an emerging growth company and take advantage of the JOBS Act provisions.

This Prospectus

The shares issued or to be issued in connection with the Company’s most recent stock offering are not eligible for re-sale unless duly registered with the U.S. Securities and Exchange Commission. The purpose of this registration statement is to register the shares sold or to be sold in that offering and certain of the shares of selling shareholders of the Company.  We will not receive any proceeds from any sales of these selling shareholder shares.

THE OFFERING

New Securities Offered	Up to 3,000,000 shares of common stock, $0.0001 par value per share.

Price Per Share (1)	$1.00

Minimum Purchase	$500/500 shares of common stock

Common Stock Outstanding before Offering	11,252,500 shares of common stock

Common Stock Outstanding after Offering	Minimum—12,752,500 shares of common stock Maximum—14,252,500 shares of common stock

Estimated Total Proceeds	Minimum—$500,000 Maximum—$3,000,000

Offering Expenses (estimated)	$55,000

Net Proceeds after Offering Expenses	Minimum—$458,000 Maximum—$2,958,000

Use of Proceeds	Other than the expenses of the offering, the proceeds of the offering will be used for equipment, general corporate purposes and working capital.

Subscriptions	Subscriptions are to be made payable to “Armada Water Assets, Inc.”

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(1)	Currently there is no trading market for our stock. We intend to apply for quotation on the OTC-QB and will require assistance of a market-maker to apply for quotation and there is no guarantee that a market- maker will agree to assist us. Selling stockholders will sell at $1.00 per share until securities are quoted on the OTC-QB. Thereafter they may be sold at the prevailing market price or privately negotiated prices.

Selling Stockholders

Shares offered by the selling stockholders	3,375,750 shares of common stock, $0.0001 par value per share.

Offering price	Selling stockholders will sell at $1.00 per share until securities are quoted on the OTC-QB. Thereafter they may be sold at the prevailing market price or privately negotiated prices.

Total proceeds raised by us from the disposition of the common stock by the selling stockholders or their transferees	We will not receive proceeds from the disposition of already outstanding shares of our common stock by selling stockholders or their transferees.

RISK FACTORS

Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

We were formed in October 2012 and have a limited operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objectives.

We are a development stage company with no operating results to date. Since we do not have an established operating history or regular sales yet, you will have no basis upon which to evaluate our ability to achieve our business objectives.

The absence of any significant operating history for us makes forecasting our revenue and expenses difficult, and we may be unable to adjust our spending in a timely manner to compensate for unexpected revenue shortfalls or unexpected expenses.

As a result of the absence of any operating history for us, it is difficult to accurately forecast our future revenue. In addition, we have limited meaningful historical financial data upon which to base planned operating expenses. Current and future expense levels are based on our operating plans and estimates of future revenue. Revenue and operating results are difficult to forecast because they generally depend on our ability to promote and sell our services. As a result, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which would result in further substantial losses. We may also be unable to expand our operations in a timely manner to adequately meet demand to the extent it exceeds expectations.

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Our limited operating history does not afford investors a sufficient history on which to base an investment decision.

We are currently in the early stages of developing our business. There can be no assurance that at this time that we will operate profitably or that we will have adequate working capital to meet our obligations as they become due.

Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in rapidly evolving markets. Such risks include the following:

•	Competition

•	ability to anticipate and adapt to a competitive market;

•	ability to effectively manage expanding operations; amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure; and

•	dependence upon key personnel to market and sell our services and the loss of one of our key managers may adversely affect the marketing of our services.

We cannot be certain that our business strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected and we may not have the resources to continue or expand our business operations.

We have no profitable operating history and May Never Achieve Profitability

From inception (October 23, 2012), Armada Water Assets, Inc. was organized as a vehicle to provide water fill services that will provide a high volume of water to be used in connection with oil drilling operations in target markets. In this connection and in order to commence operations, on February 1, 2013 the Company acquired Barstow Production Water Solutions, LLC, which is engaged in water production for the oil production industry in the Permian Shale field in Texas. As of the date of this prospectus, the Company is an early development stage company. Through December 31, 2012, the Company had no activity, assets or liabilities. Through December 31, 2012, Barstow generated revenues of only $84,244 (all of which was derived from a third party who is no longer a customer). The Company has operated with minimal overhead. We are an early stage company and have a limited history of operations. We are faced with all of the risks associated with a company in the early stages of development. Our business is subject to numerous risks associated with a relatively new, low-capitalized company engaged in our business sector. Such risks include, but are not limited to, competition from well-established and well-capitalized companies, and unanticipated difficulties regarding the marketing and sale of our services. There can be no assurance that we will ever generate significant commercial sales or achieve profitability. Should this be the case, our common stock could become worthless and investors in our common stock or other securities could lose their entire investment.

The Company will clearly require additional funding for ongoing operations. There is no guarantee that we will be able to raise any additional capital and have no current arrangements for any such financing.

The inability to obtain this funding either in the near term and/or longer term will materially affect the ability of the Company to implement its business plan of operations and jeopardize the viability of the Company. In that case, the Company may need to suspend its operations and reevaluate and revise its plan of operations

Barstow Production Water Solutions, LLC currently has no significant sources of additional revenues

During the period from inception through December 31, 2012, Barstow Production Water Solutions, LLC generated revenues of approximately $84,244 from providing water to Oil Raiders Logistics, Inc. (a company related through common ownership with certain members of Barstow Production Water Solutions, LLC prior to its purchase by the Company) as a subcontractor for ultimate third party customers. Substantially all of the revenue earned in 2012 by Barstow Production Water Solutions, LLC was earned from one such ultimate third party customer, who stopped doing business with Oil Raiders Logistics, Inc. and thus the Company, in early October 2012, which resulted in Barstow Production Water Solutions, LLC not having generated significant revenue after September 30, 2012. Unless Barstow Production Water Solutions, LLC is able to develop customer contracts of its own or is able to generate revenues from the efforts of Oil Raider Logistics, Inc., the Company will be unable generate significant revenues in future periods.

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Barstow Production Water Solutions, LLC currently has no employees and is reliant on third parties for its management and operational support

Barstow Production Water Solutions, LLC currently does not have any employees. Because of this, the Company does not have the means to acquire and operate its business independently, and is currently reliant on related third parties to acquire customers and to function on a day to day basis. Until Barstow Water Solutions, LLC is operating under directly employed Company management, it could encounter operational, financial or regulatory difficulties and the Company’s operations could be negatively impacted as a result.

Dependence on our Management, without whose services Company business operations could cease.

At this time, our management is wholly responsible for the development and execution of our business plan. Our management is under no contractual obligation to remain employed by us, although they have no present intent to leave. If our management should choose to leave us for any reason before we have hired additional personnel our operations may fail. Even if we are able to find additional personnel, it is uncertain whether we could find qualified management who could develop our business along the lines described herein or would be willing to work for compensation the Company could afford. Without such management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Our officers and directors currently devote limited time to the Company’s business and are engaged in other business activities.

At this time, none of our officers and directors devote their full-time attention to the Company’s business. Based upon the growth of the business, we intend to employ additional management and staff. The limited time devoted to the Company’s business could adversely affect the Company’s business operations and prospects for the future. Without full-time devoted management, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Concentrated control risks; shareholders could be unable to control or influence key corporate actions or effect changes in the Company’s board of directors or management.

Our founders currently own 6,975,000 shares of our common stock, representing approximately 62% of the voting control of the Company. Our founders therefore have the power to make all major decisions regarding our affairs, including decisions regarding whether or not to issue stock and for what consideration, whether or not to sell all or substantially all of our assets and for what consideration and whether or not to authorize more stock for issuance or otherwise amend our charter or bylaws.

Lack of additional working capital may cause curtailment of any expansion plans while raising of capital through sale of equity securities would dilute existing shareholders’ percentage of ownership

Without taking into account the offering, we will require additional capital to carry out our business plan and conduct ongoing operations. In addition, following this offering, we will additionally incur public company reporting costs of approximately $100,000 per year or $25,000 per quarter. There is no guarantee that we will be able to raise any additional capital and have no current arrangements for any such financing. A shortage of capital would affect our ability to fund our working capital requirements. If we require additional capital, funds may not be available on acceptable terms, if at all. In addition, if we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could dilute existing shareholders. If funds are not available, we could be placed in the position of having to cease all operations.

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We do not presently have a traditional credit facility with a financial institution. This absence may adversely affect our operations

We do not presently have a traditional credit facility with a financial institution. The absence of a traditional credit facility with a financial institution could adversely impact our operations. If adequate funds are not otherwise available, we may be required to delay, scale back or eliminate portions of our operations and product development efforts. Without such credit facilities, the Company could be forced to cease operations and investors in our common stock or other securities could lose their entire investment.

Our inability to successfully achieve a critical mass of revenues could adversely affect our financial condition

No assurance can be given that we will be able to successfully achieve a critical mass of revenue in order to cover our operating expenses and achieve sustainable profitability. Without such critical mass of revenues, the Company could be forced to cease operations.

Our success is substantially dependent on general economic conditions and business trends in the oil and gas industry, a downturn of which could adversely affect our operations

The success of our operations depends to a significant extent upon a number of factors relating to the oil and gas industry. These factors include economic conditions, activity in the financial markets, general business conditions, personnel cost, inflation, interest rates and taxation. Our business is affected by the general condition and economic stability of our customer and their continued willingness to expend funds on oil production which requires large quantities of water. An overall decline in the demand for water for oil production in our target markets could cause a reduction in our sales and the Company could face a situation where we never achieve a critical mass of revenues and thereby be forced to cease operations.

Changes in generally accepted accounting principles could have an adverse effect on our business financial condition, cash flows, revenue and results of operations

We are subject to changes in and interpretations of financial accounting matters that govern the measurement of our performance. Based on our reading and interpretations of relevant guidance, principles or concepts issued by, among other authorities, the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the United States Securities and Exchange Commission, our management believes that our current contract terms and business arrangements have been properly reported. However, there continue to be issued interpretations and guidance for applying the relevant standards to a wide range of contract terms and business arrangements that are prevalent in the industries in which we operate. Future interpretations or changes by the regulators of existing accounting standards or changes in our business practices could result in future changes in our revenue recognition and/or other accounting policies and practices that could have a material adverse effect on our business, financial condition, cash flows, revenue and results of operations.

We will need to increase the size of our organization, and may experience difficulties in managing growth.

We are a small company with no current full-time employees. We expect to experience a period of significant expansion in headcount, facilities, infrastructure and overhead and anticipate that further expansion will be required to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate managers. Our future financial performance and its ability to compete effectively will depend, in part, on its ability to manage any future growth effectively.

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We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We have offered and sold our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We have not received a legal opinion to the effect that any of our prior offerings were exempt from registration under any federal or state law. Instead, we have relied upon the operative facts as the basis for such exemptions, including information provided by investors themselves.

If any prior offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

We incur costs associated with SEC reporting compliance.

The Company made the decision to become an SEC “reporting company” in order to comply with applicable laws and regulations. We incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $100,000 per year. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

The availability of a large number of authorized but unissued shares of common stock may, upon their issuance, lead to dilution of existing stockholders.

We are authorized to issue 100,000,000 shares of Common Stock, $0.0001 par value per share, of which, as of February 1, 2013, 11,252,500 shares of common stock were issued and outstanding and 50,000,000 shares of Preferred Stock of which, as of February 4, 2013, 3,000,000 shares of Series A Preferred Stock were issued and outstanding. Additional shares may be issued by our board of directors without further stockholder approval. The issuance of large numbers of shares, possibly at below market prices, is likely to result in substantial dilution to the interests of other stockholders. In addition, issuances of large numbers of shares may adversely affect the market price of our common stock.

Our need for additional capital that could dilute the ownership interest of investors.

We require substantial working capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of holders of our common stock and they may experience additional dilution. We cannot predict whether additional financing will be available to us on favorable terms when required, or at all. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations in the future. The issuance of additional common stock by the Company may have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock.

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We may not have adequate internal accounting controls. While we have certain internal procedures in our budgeting, forecasting and in the management and allocation of funds, our internal controls may not be adequate.

We are constantly striving to improve our internal accounting controls. Our board of directors has not designated an Audit Committee and we do not have any outside directors.  We do not have a dedicated full time Chief Financial Officer. We hope to develop an adequate internal accounting control to budget, forecast, manage and allocate our funds and account for them. There is no guarantee that such improvements will be adequate or successful or that such improvements will be carried out on a timely basis. If we do not have adequate internal accounting controls, we may not be able to appropriately budget, forecast and manage our funds, we may also be unable to prepare accurate accounts on a timely basis to meet our continuing financial reporting obligations and we may not be able to satisfy our obligations under US securities laws.

We may not have adequate insurance coverage

We currently have only general liability insurance and umbrella coverage provided to Barstow Production Water Solutions, LLC through being listed as an additional insured on the policies of a third party. As a result, we cannot assure you that we would not face liability upon the occurrence of any uninsured event which could result in any loss or damages being assessed against the Company or its subsidiary.

We are subject to numerous laws and regulations that can adversely affect the cost, manner or feasibility of doing business.

Our operations are subject to extensive federal, state and local laws and regulations relating to the financial markets.  Future laws or regulations, any adverse change in the interpretation of existing laws and regulations or our failure to comply with existing legal requirements may result in substantial penalties and harm to our business, results of operations and financial condition. We may be required to make large and unanticipated capital expenditures to comply with governmental regulations.  Our operations could be significantly delayed or curtailed and our cost of operations could significantly increase as a result of regulatory requirements or restrictions. We are unable to predict the ultimate cost of compliance with these requirements or their effect on our operations.

We do not intend to pay cash dividends in the foreseeable future

We currently intend to retain all future earnings for use in the operation and expansion of our business. We do not intend to pay any cash dividends in the foreseeable future but will review this policy as circumstances dictate.

There is currently no market for our securities and there can be no assurance that any market will ever develop or that our common stock will be listed for trading.

There has not been any established trading market for our common stock and there is currently no market for our securities. Even if we are ultimately approved for trading on the OTC Bulletin Board (“OTCBB”), there can be no assurance as the prices at which our common stock will trade if a trading market develops, of which there can be no assurance.  Until our common stock is fully distributed and an orderly market develops, (if ever) in our common stock, the price at which it trades is likely to fluctuate significantly.

Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of us and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock. Due to the anticipated low price of the securities, many brokerage firms may not be willing to effect transactions in the securities.

Our common stock is subject to the Penny Stock Regulations

Our common stock will likely be subject to the SEC's “penny stock” rules to the extent that the price remains less than $5.00. Those rules, which require delivery of a schedule explaining the penny stock market and the associated risks before any sale, may further limit your ability to sell your shares.

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The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our common stock, when and if a trading market develops, may fall within the definition of penny stock and subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the `penny stock` rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

Our common stock is illiquid and subject to price volatility unrelated to our operations

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of other companies in the same industry, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock. Sales of substantial amounts of common stock, or the perception that such sales could occur, could adversely affect the market price of our common stock and could impair our ability to raise capital through the sale of our equity securities.

We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics.  We have not yet adopted any of these corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so.  It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct.  Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

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We may be deemed to be a “shell company”

Rule 405 promulgated under the Securities Act of 1933 defines a “shell company” as a registrant… that has: no or nominal operations; and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets. While the Company does not believe that it is a “shell company”, designation as a “shell company” could result in the application of Rule 144(i), which would limit the availability of the exemption from registration provided in Rule 144 for certain shares of Company common stock and could result in certain persons affiliated with the Company being deemed “statutory underwriters under Rule 145(c).

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

In April 2012, President Obama signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for “emerging growth companies,” including certain requirements relating to accounting standards and compensation disclosure. We are classified as an emerging growth company. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things, (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes Oxley Act of 2002, (2) comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (3) comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise, (4) provide certain disclosure regarding executive compensation required of larger public companies or (5) hold shareholder advisory votes on executive compensation.

Further, our independent registered public accounting firm is not yet required to formally attest to the effectiveness of our internal controls over financial reporting, and will not be required to do so for as long as we are an “emerging growth company” pursuant to the provisions of the JOBS Act.

Under the JOBS Act we have elected to use an extended period for complying with new or revised accounting standards.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1), which allows us to delay adoption of new or revised accounting standards that have different effective dates for public and private until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Risks Related to Our Business and Industry

Our operations may be subject to extensive environmental laws and regulations. Our operating costs may increase as a result of complying with environmental laws and regulations. We also could incur substantial costs as a result of violations of or liabilities under such laws and regulations.

Our water operations are subject to extensive United States Federal, state and local laws and regulations, that govern the protection of the environment, health and safety, water allocation rights, and the manner in which we collect, treat, discharge and dispose of wastewater. These requirements include the United States Clean Water Act of 1972, which we refer to as the Clean Water Act. We may also be required to obtain various environmental permits from regulatory agencies for our operations. State regulatory agencies also set conditions and standards for the water and wastewater services we deliver. If we deliver water or wastewater services to our customers that do not comply with regulatory standards, or otherwise violate environmental laws, regulations or permits, or other health and safety and water quality regulations, we could incur substantial fines, penalties or other sanctions or costs or damage to our reputation. In the most serious cases, regulators could force us to discontinue operations. We will incur substantial operating and capital costs on an ongoing basis to comply with environmental laws and regulations and other health and safety and water quality regulations. These laws and regulations, and their enforcement, have tended to become more stringent over time, and new or stricter requirements could increase our costs. Although we may seek to recover ongoing compliance costs in our pricing, there can be no guarantee that such pricing may be sustained in the marketplace. We may also incur liabilities under environmental laws and regulations requiring us to investigate and clean up environmental contamination at our properties or at off-site locations where we have disposed of waste or caused adverse environmental impacts. The discovery of previously unknown conditions, or the imposition of cleanup obligations in the future, could result in significant costs, and could adversely affect our financial condition, results of operations, cash flow and liquidity. Such remediation losses may not be covered by our insurance policies and may make it difficult for us to secure insurance in the future at acceptable rates.

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Changes in laws and regulations over which we have no control can significantly affect our business and results of operations.

Any governmental entity that regulates our operations may enact new legislation or adopt new regulations or policies at any time, and new judicial decisions may change the interpretation of existing legislation or regulations at any time. The individuals who serve as regulators are elected or are political appointees. Therefore, elections which result in a change of political administration or new appointments may also result in changes in the individuals who serve as regulators and the policies of the regulatory agencies that they serve. New laws or regulations, new interpretations of existing laws or regulations, or changes in agency policy, including as a response to shifts in public opinion, or conditions imposed during the regulatory hearing process may affect our business in a number of ways.

Weather conditions, natural hazards, availability of water supplies and competing uses may interfere with our sources of water, demand for water services and our ability to supply water to customers.

Our ability to meet the existing and future water demands of our customers depends on an adequate supply of water. As a general rule, sources of public water supply, including rivers, lakes, streams and groundwater aquifers are held in the public trust and are not owned by private interests. As such, we typically do not own the water that we use in our operations, and the availability of our water supply is established through allocation rights and passing-flow requirements set by governmental entities. Passing-flow requirements set minimum volumes of water that must pass through specified water sources, such as rivers and streams, in order to maintain environmental habitats and meet water allocation rights of downstream users. Allocation rights are imposed to ensure sustainability of major water sources and passing flow requirements are most often imposed on source waters from smaller rivers, lakes and streams. These requirements can change from time to time and adversely impact our water supply. Drought, overuse of sources of water, the protection of threatened species or habitats or other factors may limit the availability of ground and surface water.

Governmental restrictions on water use may also result in decreased use of water services, even if our water supplies are sufficient to serve our customers, which may adversely affect our financial condition and results of operations. Seasonal drought conditions that would impact our water services are possible across all of our service areas, and drought conditions currently exist in several areas of the United States. However, these conditions are more prevalent in the Northeast and West where supply capacity is limited and per capita water demand is high. If a regional drought were to occur affecting our service areas and adjacent systems, governmental restrictions may be imposed on all systems within a region independent of the supply adequacy of any individual system. Voluntary conservation efforts or water use restrictions were implemented during certain periods in parts of New Jersey, New Mexico, New York and California. Following drought conditions, water demand may not return to pre-drought levels even after restrictions are lifted. Cool and wet weather may also reduce demand for water, thereby adversely affecting our financial condition, results of operations, cash flow and liquidity.

Service interruptions due to severe weather events are possible across all our service areas. These include winter storms and freezing conditions in our colder climate service areas, high wind conditions in our service areas known to experience tornados, earthquakes in our service areas known to experience seismic activity, high water conditions for our facilities located in or near designated flood plains, hurricanes in our coastal service areas and severe electrical storms which are possible across all of our service areas. These weather events may affect the condition or operability of our facilities, limiting or preventing us from delivering water or wastewater services to our customers, or requiring us to make substantial capital expenditures to repair any damage. Any interruption in our ability to supply water or to collect, treat and properly dispose of wastewater, or any costs associated with restoring service, could adversely affect our financial condition and results of operations. Furthermore, losses from business interruptions or damage to our facilities might not be covered by our insurance policies and such losses may make it difficult for us to secure insurance in the future at acceptable rates.

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Declining customer water usage may reduce our long-term revenues, financial condition and results of operations.

Fluctuation in demand for water by the oil production industry may adversely affect our business. This fluctuation could be caused by a variety of factors including reduced demand for oil production, reduced oil production in our target markets and general economic conditions. Such conditions could adversely and materially affect our business, results of operations and financial condition.

Risks associated with the collection and delivery of water may impose significant costs.

If water collection systems fail, overflow or do not operate properly, untreated wastewater or other contaminants could spill onto nearby properties or into nearby streams and rivers, causing damage to persons or property, injury to aquatic life and economic damages, which may not be recoverable in rates. This risk is most acute during periods of substantial rainfall or flooding, which are the main causes of sewer overflow and system failure. Liabilities resulting from such damage could adversely and materially affect our business, results of operations and financial condition. Moreover, in the event that we are deemed liable for any damage caused by overflow, our losses might not be covered by insurance policies, and such losses may make it difficult for us to secure insurance in the future at acceptable rates.

Constraints on the availability of capital could prevent us from making necessary capital expenditures to maintain our infrastructure and expand our customer base.

The water distribution industry can be capital intensive. We expect the level of capital expenditures necessary to maintain the integrity of our systems to increase in the future. We fund these projects from cash generated from operations, borrowings under a future revolving credit facility and the issuance of long-term debt and equity securities. We can provide no assurances that we will be able to access the debt and equity capital markets on favorable terms or at all. In order to fund capital expenditures, acquisitions and principal and interest payments on our indebtedness, we expect that we will need additional financing. If we are unable to obtain sufficient capital, we may fail to maintain our existing property, plant and equipment, realize our capital investment strategies, meet our growth targets and successfully expand our customer base and revenues. Even if we have adequate resources to make required capital expenditures, we face the additional risk that we will not complete our major capital expenditures on time, as a result of construction delays or other obstacles. Each of these outcomes could adversely affect our financial condition and results of operations. We also face the risk that after we make substantial capital expenditures, we may not be able to generate sufficient revenues to allow us the opportunity to earn an appropriate rate of return on our invested capital and a return of our invested capital.

Any failure of our water sources could result in losses and damages that may affect our financial condition and reputation.

We distribute water obtained from a number of sources. A failure or disruption of these sources could adversely affect our ability to make deliveries to customers or increase the cost of such deliveries. Such failures or disruptions may limit our ability to supply water in sufficient quantities to our customers and to meet our customers’ needs, and adversely affect our financial condition, results of operations, cash flow, liquidity and reputation. Any business interruption or other losses might not be covered by insurance policies or be recoverable in rates, and such losses may make it difficult for us to secure insurance in the future at acceptable rates.

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Contamination of our sources of water could result in service interruptions and human exposure to hazardous substances and subject our Company to civil or criminal enforcement actions, private litigation and cleanup obligations.

Our water supplies are subject to contamination, including contamination from naturally-occurring compounds, chemicals in groundwater systems, pollution resulting from man-made sources, such as perchlorate and methyl tertiary butyl ether (MTBE), and possible terrorist attacks. In the event that our water supply is contaminated, we may have to interrupt the use of that water supply until we are able to substitute the supply of water from another water source, including, in some cases, through the purchase of water from a third-party supplier. In addition, we may incur significant costs in order to treat the contaminated source through expansion of our current treatment facilities, or development of new treatment methods. If we are unable to substitute water supply in a cost-effective manner, our financial condition, results of operations, cash flow, liquidity and reputation may be adversely affected. We might not be able to recover costs associated with treating or decontaminating water supplies through rates, or such recovery may not occur in a timely manner. Moreover, we could be held liable for environmental damage as well as damages arising from toxic tort or other lawsuits or criminal enforcement actions or other consequences arising out of human exposure to hazardous substances in our drinking water supplies.

Our liquidity and earnings could be adversely affected by increases in our water extraction costs.

We incur significant production costs in connection with the delivery of our water services. Our production costs are driven by various factors, most of which are not within our control. These costs can and do increase unexpectedly and in substantial amounts. The inability to recover increased higher costs can affect our financial condition, results of operations, cash flow and liquidity.

Our reliance on third-party suppliers poses significant risks to our business and prospects.

From time-to-time, we contract with third parties for goods and services that are essential to our operations, such as maintenance services, transportation, pipes, chemicals, electricity, water, gasoline, diesel and other materials. We are subject to substantial risks because of our reliance on these suppliers. As a result of any of these factors, we may be required to find alternative suppliers for the raw materials and services on which we rely. Accordingly, we may experience delays in obtaining appropriate raw materials and services on a timely basis and in sufficient quantities from such alternative suppliers at a reasonable price, which could interrupt services to our customers and adversely affect our revenues, financial condition, results of operations, cash flow and liquidity.

Risks associated with potential acquisitions or investments may adversely affect us.

We intend to seek to acquire or invest in additional water delivery systems, including by acquiring systems in markets in the United States where we do not currently operate. We intend to also seek to enter into partnerships and affiliation with other water providers. These transactions are subject to all of the risks inherent in the businesses of any potential investments or acquisitions we may target.

Any debt we may incur could affect our business adversely and limit our ability to plan for or respond to changes in our business, and we may be unable to generate sufficient cash flow to satisfy our liquidity needs.

In order to meet our capital expenditure needs, we may be required to make additional borrowings or be required to issue new debt securities in the capital markets. We can provide no assurances that we will be able to access the debt capital markets or do so on favorable terms. If new debt is added to our current debt levels, the related risks we now face could intensify, limiting our ability to refinance existing debt on favorable terms. We will depend primarily on operations to fund our expenses and to pay the principal and interest on our outstanding debt. Our ability to meet our expenses thus depends on our future performance, which will be affected by financial, business, economic, competitive, legislative, regulatory and other factors beyond our control. If we do not have enough money to pay the principal and interest on our outstanding debt, we may be required to refinance all or part of our existing debt, sell assets, borrow additional funds or sell additional equity. If our business does not generate sufficient cash flow from operations or if we are unable to incur indebtedness sufficient to enable us to fund our liquidity needs, we may be unable to plan for or respond to changes in our business that would prevent us from maintaining or increasing our business and cause our operating results and prospects to be affected adversely.

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Our failure to comply with restrictive covenants under any debt we may incur could trigger prepayment obligations.

Our failure to comply with the restrictive covenants under any debt we may incur could result in an event of default, which, if not cured or waived, could result in us being required to repay or refinance (on less favorable terms) these borrowings before their due date. If we are forced to repay or refinance (on less favorable terms) these borrowings, our results of operations and financial condition could be adversely affected by increased costs and rates.

Work stoppages and other labor relations matters could adversely affect our results of operations.

Labor actions, work stoppages or the threat of work stoppages and our failure to obtain favorable labor terms during may all adversely affect our financial condition, results of operations, cash flow and liquidity.

We currently have material weaknesses in internal control over financial reporting. If we fail to remedy our material weaknesses or otherwise maintain effective internal control over financial reporting, we may not be able to report our financial results accurately or on a timely basis. Any inability to report and file our financial results in an accurate and timely manner could harm our business and adversely impact the trading price of our common stock.

As a public company, we are required to comply with the Sarbanes-Oxley Act and other rules and regulations that govern public companies. In particular, we will be required to periodically certify our compliance with Section 404 of the Sarbanes-Oxley Act, which will require us to perform system and process evaluation and testing of our internal control over financial reporting to allow management and our registered public accounting firm to report on the effectiveness of our internal control over financial reporting. Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with generally accepted accounting principles. As a public reporting company, we are required, among other things, to maintain a system of effective internal control over financial reporting suitable to prepare our publicly reported financial statements in a timely and accurate manner, and also to evaluate and report on such system of internal control. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim financial statements will not be prevented or detected on a timely basis. The matters involving internal controls and procedures that our management considered to be material weaknesses under the standards of the Public Company Accounting Oversight Board were: (1) lack of a functioning audit committee, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures; (2) inadequate segregation of duties consistent with control objectives; and (3) ineffective controls over period end financial disclosure and reporting processes.  The aforementioned material weaknesses were identified by our management in connection with the review of our financial statements for the period ended [date].

We have initiated a remediation plan with respect to our material weaknesses, but there can be no assurances that our remediation plan will be effective. For further discussion, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations. Each of these weaknesses could result in a material misstatement of our annual or interim consolidated financial statements. Moreover, we cannot assure you that we have identified all, or that we will not in the future have additional, material weaknesses, any of which may subject us to additional regulatory scrutiny, and cause future delays in filing our financial statements and periodic reports with the SEC. Any such delays in the filing of our financial statements and periodic reports may result in a loss of public confidence in the reliability of our financial statements and sanctions imposed on us by the SEC. We believe that such misstatements or delays could negatively impact our liquidity, access to capital markets, financial condition and the market value of our common stock.

About this Prospectus

You should only rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock on a “direct public offering,” “all or nothing,” basis only in jurisdictions where offers and sales are permitted. Offers and sales of our securities are only permitted in those jurisdictions where statutes exist, “blue sky statutes” allowing for such offers and sales.

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Available Information

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our securities are registered under the Securities Act of 1933, we will file reports and other information with the Securities and Exchange Commission. Once our registration statement becomes effective we shall file supplementary and periodic information, documents and reports that are required under section 13(a) of the Exchange Act, as amended.

All of our reports will be able to be reviewed through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (http://www.sec.gov).

We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year. You may contact the Securities and Exchange Commission at 1-(800) SEC-0330 or you may read and copy any reports, statements or other information that Creative App Solutions, Inc., files with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room

100 F. Street, N.E.

Washington, D.C. 20549-0405

Telephone 1(800)-SEC-0330

We have filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. A copy of the registration statement, including the exhibits and schedules can be reviewed through EDGAR.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. This prospectus includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions “may,” “could,” “should,” etc. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and business opportunities also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

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CAPITALIZATION

The following table sets forth our capitalization at December 31, 2012, after giving effect to and as adjusted to give effect to the sale of the 3,000,000 common shares offered in this prospectus.

	As of December 31, 2012	AS ADJUSTED For the Offering Proceeds*
Total Liabilities:	$-	$-

Stockholders’ Equity
Common Stock, $0.0001 par value; 100,000,000 shares authorized; 11,252,500 shares issued and outstanding	-	1,125
14,252,500 shares issued and outstanding as adjusted following 3,000,000 shares issued in this offering		1,425
Additional paid-in capital	-	3,487,500
Offering Expenses	-	(55,000)
Deficit accumulated during development stage	-	-
Stockholders’ Equity	$-	$3,432,500

The foregoing capitalization table reflects only the operations of Armada Water Assets, Inc.

*Includes 11,252,500 shares of Common Stock issued in January and February 2013

USE OF PROCEEDS

The Company intends to utilize the proceeds of the offering for working capital, purchase of equipment and general corporate purposes. The amounts and timing of expenditures for each purpose may vary significantly depending on numerous factors, including, without limitation, the progress of the building of our customer base. We anticipate, based on currently proposed plans and assumptions relating to our operations, that our available cash of approximately $200,000 (which Barstow had in its bank account when the Company purchased it in February 2013), the funds we raised in January and February 2013 ($487,500), the proceeds of a $500,000 loan from a third party and the net proceeds of this offering (up to $2,945,000), if successful, and cash flow from operations, if any, will be adequate to satisfy our capital needs for the remainder of fiscal year 2013. In the event that our offering is successful, the first $1,000,000 in proceeds received after the first $1,000,000 in proceeds from this offering triggers the early prepayment clauses within the promissory notes we issued as part of the purchase price for the membership interests acquired from the members of Barstow Production Water Solutions, LLC.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined.

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed on a public exchange, we will be filing to obtain a listing on the Over The Counter Bulletin Board (OTCBB) concurrently with or shortly after the filing of this prospectus. In order to be quoted on the Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

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In addition, there is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The difference between our initial public offering price per share of common stock and the pro forma net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering. Our net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of common stock.

Our common stock had a net tangible book value of $0.05 using the book values from December 31, 2012 including Barstow Production Water Solutions, LLC. After giving effect to the receipt of the net proceeds from the 3,000,000 shares offered in this prospectus at an assumed initial offering price of $1.00 per share, our pro forma net tangible book value at December 31, 2012, would have been $3,549,000 or $0.25 per share. This results in immediate dilution per share to investors of $2,250,000 or 75%. The following table illustrates dilution to investors on a per share basis:

Offering price per share	$1.00
Net tangible book value per share before offering	$0.05
Increase per share attributable to investors	$0.20
Pro forma net tangible book value per share after offering	$3,548,000
Dilution per share to investors	$0.75

The following tables summarize, as of February 1, 2013, the difference between the number of shares of common stock purchased from us, the total cash consideration paid and the average price per share paid by existing stockholders of common stock and by the new investors purchasing shares in this offering.

The table below assumes the sale of the 3,000,000 shares offered in this prospectus at an assumed initial public offering price of $1.00 per share and before any deduction of estimated offering expenses.

	Shares Purchased		Total Consideration		Average Price
	Amount	Percent	Amount	Percent	Per Share
Original Stockholders	11,252,500	79%	$487,500	14%	$0.04
Shares Sold in Offering	3,000,000	21%	$3,000,000	86%	$1.00
Total	14,252,500	100%	$3,487,500	100%	$0.25

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Holders

As of February 1, 2013, there were 45 record holders of our common stock and there were 11,252,500 shares of our common stock outstanding. No public market currently exists for shares of our common stock. We intend to apply to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

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The Securities Enforcement and Penny Stock Reform Act of 1990

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;

•	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

•	contains a toll-free telephone number for inquiries on disciplinary actions;

•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•	contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

•	the bid and offer quotations for the penny stock;

•	the compensation of the broker-dealer and its salesperson in the transaction;

•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•	monthly account statements showing the market value of each penny stock held in the customer's account.

 In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

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Equity Compensation Plan Information

We have no outstanding stock options or other equity compensation plans.

Reports

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish unaudited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

Stock Transfer Agent

The stock transfer agent for our securities is Island Stock Transfer, Inc.

 Dividend Policy

We have not previously declared or paid any dividends on our common stock and do not anticipate declaring any dividends in the foreseeable future. The payment of dividends on our common stock is within the discretion of our board of directors. We intend to retain any earnings for use in our operations and the expansion of our business. Payment of dividends in the future will depend on our future earnings, future capital needs and our operating and financial condition, among other factors that our board of directors may deem relevant. We are not under any contractual restriction as to our present or future ability to pay dividends.

Equity Compensation Plan Information

We have no outstanding stock options or other equity compensation plans.

FINANCIAL INFORMATION

SELECTED CONSOLIDATED FINANCIAL DATA

The following selected consolidated statement of operations data contains consolidated statement of operations data and consolidated balance sheet for the period from inception (August 9, 2012) through December 31, 2012 from the operations of Barstow Production Water Solutions, LLC (which in effect is our predecessor business which we purchased in February 2013). The Company had no operations during this period. There is no comparable data for prior periods. The consolidated statement of operations data and balance sheet data were derived from the audited consolidated financial statements. Such financial data should be read in conjunction with the consolidated financial statements and the notes to the consolidated financial statements starting on page F-1 and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

As of December 31, 2012
Balance Sheet Data:
Assets	$635,502
Liabilities	$44,537
Total Stockholders’ Equity	$590,695
Statement of Operations Data:
Revenue	$84,244
Operating Expenses	$224,942
Other Expenses	$1,308
Net Loss	$142,006
Basis and Diluted Loss Per Share	$(0.03)
Weighted Average Number of Shares Outstanding	3,000,000

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operation for the period from inception (August 9, 2012) to December 31, 2012 and should be read in conjunction with the financial statements and the notes to those statements that are included elsewhere in this report. Our results of operations reflect the operations of Barstow Production Water Solutions, LLC (our predecessor business which we purchased in February 2013). The Company had no operations during this period. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the “Risk Factors,” “Cautionary Notice Regarding Forward-Looking Statements” and “Our Business” sections in this Form S-1.  We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Business Overview

From inception (October 23, 2012), Armada Water Assets, Inc. (the “Company”) was organized as a vehicle to provide water fill services that will provide a high volume of water to be used in connection with oil drilling operations in target markets. In this connection and in order to commence operations, on February 1, 2013 the Company acquired 100% of the membership interests of Barstow Production Water Solutions, LLC, which is currently engaged in water production for the oil production industry in the Permian Shale field in Texas.

The Company’s goal is to develop and operate a totally-supervised “fast fill” facility which will provide oil and trucking companies with a reduced cost and increased efficiency in filling water vacuum trucks used in the process of oil production and disposal or remediation of used water. The Company’s Officers and consultants have experience in water production and distribution, particularly in the Company’s target market.

Acquisition of Barstow Production Water Solutions, LLC (“Barstow”)

On February 1, 2013, the Company acquired 100% of the membership interests of Barstow Production Water Solutions, LLC (“Barstow”) pursuant to a Membership Interest Purchase Agreement (“MIPA”) between the Company, Barstow and the members of Barstow for a total consideration comprising (a) 3,000,000 newly-issued shares of Company Series A Preferred stock and (ii) promissory notes in the aggregate principal amount of $1,000,000 (“Promissory Notes”) (collectively, the “Initial Purchase Price”). The Promissory Notes have a maturity date of February 1, 2016 and the Company is required under the terms of the Promissory Notes to make quarterly payments of principal and interest (at a rate of ten percent per annum) in amounts equal to one-third of the Company’s cash flow (as defined in the Promissory Notes) during the prior fiscal quarter. In addition, the Company must make mandatory prepayments on account of the Promissory Notes equal to the proceeds of any subsequent debt or equity financings completed by the Company to the extent aggregate cumulative proceeds thereof exceed $1,000,000. The Company shall also have the right to prepay the Promissory Notes, in whole or in part, at any time without penalty.

In addition to the Initial Purchase Price, for a period of five (5) years following the closing of the transaction, if and when annual Barstow EBITDA (as defined in the MIPA) exceeds $2,000,000 (“EBITDA Target”), then the Company will pay quarterly to the Barstow members an additional purchase price (“Additional Purchase Price”) equal to twenty percent (20%) of the amount by which the cumulative Barstow EBITDA during the year in question exceeds the EBITDA Target.

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Barstow owns land and a facility utilized for water production located in Barstow, Texas (north of the Midland/Odessa area and in the Permian basin) comprising fee simple title to approximately 175 acres on which there exist four wells that either currently or will generate freshwater for sale. One of the wells is currently operating with an approximate capacity of 55,000 barrels of fresh water per day. This water is designated for sale and/or mixing of treated water. The Company intends to complete the permitting process and commence operation of the three other wells subject to availability and market demand. There are currently four “fast-load” stations constructed and operational on the property for filling water trucks which will service the Company’s customers.

Additionally, the Barstow facility has bathrooms and showers on-site for drivers utilizing the property. The entire facility site has access to electrical power which will permit the Company to expand operations if and when appropriate.

In addition, the Company intends to acquire and construct a complete water treatment facility on the property to enable the treatment of contaminated water dropped off at or delivered to the facility. The treated and clean water will either be marketed for resale as-is or mixed with freshwater and sold as a mixed product.

General Business Plan and Market

THE MARKET AND THE CLIENTS

The most significant demand for remediated and reusable water supplies in the Company’s market are conventional oil and gas producers. Fracturing in the shale gas and conventional gas sectors requires significant water supplies and produce a significant amount of water requiring disposal or remediation.

Applicable regulations and resistance to the issuance of on-site or off-site disposal permits drives a demand among oil and gas producers for the Company’s services. Additionally, the Company believes that an industry-wide need to reduce the consumption of finite local water sources and increasing transportation costs will drive the demand for the Company’s strategically located, state-of-the-art water treatment facilities. The Company’s existing and/or targeted assets are geographically centered in oilfields and high traffic water transportation corridors.

In the future, the Company intends to focus its expansion and potentially expand its operations into oilfields in high producing formations.

COMPANY OBJECTIVES

The Company’s primary goal is to achieve profitability by providing water produced at its facilities and water disposal and remediation services to the oil and gas industry. The Company believes that its services will significantly reduce water transportation and disposal costs and enable its customer base of oil and gas producers to comply with applicable regulations consistent with maintaining environmental responsibility.

COMPETITION IN THE MARKET

There are several competitors and potential competitors that currently offer certain of the technologies involved in the water remediation process (for example, electro-coagulation, reverse osmosis, or membrane filtration). Similarly, there are competitors which have facilities offering injection wells and/or transportation of contaminated or clean water or offer fresh water for sale. It is the Company’s intention combine all of the services, technologies and commodity components required by its customer base in order to offer the oil and gas industry in its targeted markets a simple and convenient, yet essential “one-stop” solution.

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The Company’s management and its advisors have well over 20 years of experience performing field services in and around the oil and gas industry. Additionally, the Company has or intends to retain the services of senior oil and gas field engineers that have significant hands-on experience in designing, constructing and operating water treatment facilities in and around the oil and gas industry. Following its research and due diligence, the Company’s management believes that there are no strategically-located facilities in the oil and gas fields in its target markets offering an all-inclusive, collection, remediation, recycling/reuse water treatment technology to the oil and gas industry. While Company management believes that there are other groups providing similar services, Company management believes it can provide a water treatment systems and related support services that are superior to competitive offerings based on 1) Company management’s existing relationships with Oil and Gas field service providers with proven safety and performance histories and 2) the Company’s access through its existing engineering and technology partners to patented and/or proprietary water treatment technologies that have been proven in terms of throughput, performance and reliability. Further, Company management believes that its strategically located facilities which are either currently owned or targeted will result in a competitive advantage in terms of convenience and reduction of transportation costs for its customers.

The Company intends to negotiate both long and short-term contracts with its customers. Once contracts are secured, they will provide an advantage for the company in terms of minimizing market variables by determining its revenues and costs in order to maintain predictably profitable operations.

The Company then intends to offer additional ancillary services such as proprietary drilling mud treatment services, vapor and emission control capabilities, as well as freshwater sales at several of its facilities.

OPERATIONAL PLAN

The overall goal of the Company is to provide water and then address the ongoing issue of water treatment and disposal through access to central disposal sites, reduction of transportation costs and alleviating much of the present permitting, environmental and economic challenges currently faced by the oil and gas industry. As set forth below, the Company currently owns, has under contract, or has targeted for near-term acquisition assets that create the ability for the Company to achieve its goals.

CURRENT COMPANY ASSETS:

Barstow, Texas: Barstow Production Water Services (Midland/Odessa Area – Permian Basin).

•	Approximately 175 acres
•	4 existing wells for fresh water
•	1 well up and pumping (capacity of 55k bbls a day) (fresh water sale and /or mixing of treated water)
•	4 fast load stations up and operational
•	Restrooms and showers on site for the drivers
•	Power on both ends of the property that allow for expansion.

Future plans in calendar year 2013 are to add a proprietary/patented Armada Water Treatment train to enable complete surface treatment of contaminated water at the facility to allow for disposal of produced water and purchase of fresh water.

POTENTIAL ACQUISITIONS:

The Company intends to consider potential acquisitions of synergistic companies and businesses. Details of these potential transactions are yet to be determined.

Initial Capital Formation

In January 2013, the Registrant sold an aggregate of 6,975,000 shares of Common Stock par value $0.0001 to fifteen founders at a price of $0.01 per share. This offering netted the Company an aggregate of $69,750. Thereafter, in February 2013, the Company sold an additional 4,177,500 shares of Common Stock par value $0.0001 to 29 investors at a price of $0.10 per share. This offering netted the Company an aggregate of $417,750. The Registrant sold these shares of Common Stock under an exemption from registration provided by Section 4(2) of the Securities Act.

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In January 2013, the Company entered into a note with City National Bank, as Trustee of the Elanken Family Trust-S, dated April 24, 2002 with a face amount of $500,000 payable on or before August 1, 2013. Commencing March 1, 2013, the Company shall pay to Payee monthly interest payments at a rate of ten percent (10%) per annum. The note is convertible, at the option of the lender into shares of Company Common Stock at a conversion price of $1.00 per share. The note is secured by the pledge of certain third-party assets by a shareholder of the Company. As an inducement to making the loan, the Company issued to the lender 100,000 shares of Company Common Stock.

The Company is currently engaged in the offering of up to 3,000,000 shares of Common Stock par value $0.0001 to investors at a price of $1.00 per share. The Company has set a minimum offering size of 500,000 shares.

No principal of the Company has made any formal or informal arrangement to advance funds to the Company.

WATER SERVICES INDUSTRY OVERVIEW

According to the U.S. Energy Information Agency, in 2009 there were an estimated 1,090,000 oil and gas wells producing about 21 billion barrels (bbl) of contaminated water annually in North America alone and for every barrel of oil and gas produced in the U.S. there is, on average, 7.6 barrels of produced water. By 2025, the water to oil ratio is expected to reach, on average, 12 water bbl’s to 1 oil bbl because of the new fracking techniques. Last year alone in the United States, there were 21 billion bbl of produced water, all with regulatory disposal issues. There are currently over 80 agencies in the domestic U.S. that are dealing with water contamination issues.

Produced water in the oil and gas industry is the foremost short and long-term environmental contingent liability facing every oil company, majors and independents alike, that uses fracturing techniques and transports flowback and produced water.

Historically, water generated or produced in the process of drilling, was simply “spilled” on site and allowed to leech and evaporate. Eventually, the companies gathered the water in “pits” (some were eventually lined to eliminate leeching). The water was then simply allowed to evaporate into the atmosphere. Today, for the most part, contaminated water generated by the oil and gas industry is transported by tanker trucks to “off-site” disposal facilities, where it is either evaporated in relatively sophisticated pits or injected into down-hole disposal wells. In many instances, both may be harmful to the environment and many of the sites are not EPA compliant. The transportation and treatment of the contaminated water are two major components of the cost of producing oil and gas. Economically, dealing with this water is a key to oil and gas producers’ profitability.

Transportation is the single largest cost for the producers. Approximately 76% of transportation costs is attributed to produce and flow back waters. Overall, almost 26% of oil production costs is attributed to the disposal of produced and flow back contaminated water. This does not include transportation costs.

For the first time, the industry is now accepting that the contaminated water can be successfully treated, recycled and reused in fracturing operations thereby maximizing oil production and minimizing use of precious groundwater and underground water aquifers. The residual oils, concentrated brine and “clean” water are all highly marketable commodities generated by the treatment process. Indeed, the management of AWA has established that produced and flow back waters can be delivered to central locations and efficiently and profitably separated into marketable derivatives; all to the benefit of the industry and the environment.

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Results of Operations

Results of Operations for Barstow Production Water Solutions, LLC, our predecessor business which we acquired on February 1, 2013, for the period from August 9, 2012 (Inception) through December 31, 2012

For the period from inception on August 9, 2012 through December 31, 2012, Barstow generated revenues of approximately $84,000. Substantially all of this revenue was earned as a subcontractor for Oil Raiders Logistics, Inc. (a company with common ownership to certain members of Barstow Production Water Solutions, LLC prior to our acquisition of their interests). As of early October 2012, the one ultimate outside third party customer of Oil Raiders Logistics, Inc. who provided substantially all of the revenues during the period terminated the relationship with Oil Raiders Logistics, Inc.

For the period from inception on August 9, 2012 through December 31, 2012, cost of sales for the revenues earned by Barstow amounted to approximately $13,000. We expect these costs to increase in future periods as we hire employees and grow the Company.

For the period from inception on August 9, 2012 through December 31, 2012, Barstow paid its officers, who were also two of the three members of Barstow approximately $87,000 in compensation for their services in overseeing the buildout and operations of Barstow.

For the period from inception on August 9, 2012 through December 31, 2012, Barstow incurred consulting expense and management fees of $30,000 each. Barstow was obligated to pay a consultant $6,000 per month and an additional $6,000 per month as compensation for the services provided by Oil Raiders Logistics, Inc. under the management and accounting service agreement.

For the period from inception on August 9, 2012 through December 31, 2012, depreciation expense amounted to approximately $8,000. We expect depreciation expense to increase in 2013 as we continue to grow our operations.

For the period from inception on August 9, 2012 through December 31, 2012, Barstow incurred general and administrative expenses of approximately $57,000 which consisted primarily of professional fees to complete the audit of its financial statements. These costs are expected to increase substantially in 2013 due to the increased regulatory burdens required of a public company.

For the period from inception on August 9, 2012 through December 31, 2012, Barstow incurred interest expense of approximately $1,000, which was the result of the promissory note assigned to the Company by Oil Raiders as part of the original equity contribution of two members of Barstow. The Company expects that interest expense will increase in 2013 as part of the interest due on the seller notes from the membership interest purchase agreement with the members of Barstow Production Water Solutions, LLC and from possibly incurring additional debt in the future to meet capital requirements to expand the business.

Liquidity and Capital Resources

In January 2013, the Registrant sold an aggregate of 6,975,000 shares of Common Stock par value $0.0001 to fifteen founders at a price of $0.01 per share. This offering netted the Company an aggregate of $69,750. Thereafter, in February 2013, the Company sold an additional 4,177,500 shares of Common Stock par value $0.0001 to 29 investors at a price of $0.10 per share. This offering netted the Company an aggregate of $417,750. The Registrant sold these shares of Common Stock under an exemption from registration provided by Section 4(2) of the Securities Act.

In January 2013, the Company entered into a note with City National Bank, as Trustee of the Elanken Family Trust-S, dated April 24, 2002 with a face amount of $500,000 payable on or before August 1, 2013. Commencing March 1, 2013, the Company shall pay to Payee monthly interest payments at a rate of ten percent (10%) per annum. The note is convertible, at the option of the lender into shares of Company Common Stock at a conversion price of $1.00 per share. The note is secured by the pledge of certain third-party assets by a shareholder of the Company. As an inducement to making the loan, the Company issued to the lender 100,000 shares of Company Common Stock.

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The Company is currently engaged in the offering of up to 3,000,000 shares of Common Stock par value $0.0001 to investors at a price of $1.00 per share. The Company has set a minimum offering size of 500,000 shares. . The inability to successfully complete this offering will materially affect the ability of the Company to implement its business plan of operations and jeopardize the viability of the Company. In that case, the Company may need to suspend its operations and reevaluate and revise its plan of operations.

Critical Accounting Policies

See the footnotes to the Barstow Production Water Solutions, LLC financial statements elsewhere in this document for our critical accounting policies.

JOBS Act

In April 2012, President Obama signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for “emerging growth companies,” including certain requirements relating to accounting standards and compensation disclosure. We are classified as an emerging growth company. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things, (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes Oxley Act of 2002, (2) comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (3) comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise, (4) provide certain disclosure regarding executive compensation required of larger public companies or (5) hold shareholder advisory votes on executive compensation.

Further, our independent registered public accounting firm is not yet required to formally attest to the effectiveness of our internal controls over financial reporting, and will not be required to do so for as long as we are an “emerging growth company” pursuant to the provisions of the JOBS Act.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1), which allows us to delay adoption of new or revised accounting standards that have different effective dates for public and private until those standards apply to private companies.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board or other standard setting bodies that may have an impact on the Company’s accounting and reporting. The Company believes that such recently issued accounting pronouncements and other authoritative guidance for which the effective date is in the future either will not have an impact on its accounting or reporting or that such impact will not be material to its financial position, results of operations, and cash flows when implemented.

Employees

We are a development stage company and currently have no full-time employees. In addition to hiring employees, we plan to use consultants, attorneys, accountants, as necessary.

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REPORTS TO STOCKHOLDERS

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our registration statement is effective and our securities are registered under the exchange act, we will file supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act of 1933, as amended, with the Securities and Exchange Commission. Such reports, proxy statements and other information will be available through the Commission’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the Commission’s website (http://www.sec.gov).

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

FINANCIAL STATEMENTS

The accompanying financial statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles applicable in the United States. Under the accrual basis of accounting, revenues are recorded as earned and expenses are recorded at the time liabilities are incurred. The Company has adopted a December 31 year-end. In the opinion of management, all adjustments for a fair statement of the results and operations and financial position for the interim periods presented have been included.

PROPERTIES

The Company maintains its corporate offices at 1716 E. Lincoln Avenue, Fort Collins, CO 80524 where it shares space with certain other businesses controlled by Mr. Burroughs. In addition, the Company owns a parcel of approximately 175 acres in Barstow, Texas where is carries on water pumping, loading and treatment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of February 1, 2013, by: (I) each current director; each nominee for director, and executive officer of the Company; (ii) all directors and executive officers as a group; and (iii) each shareholder who owns more than five percent of the outstanding shares of the Company's Common Stock. Except as otherwise indicated, the Company believes each of the persons listed below possesses sole voting and investment power with respect to the shares indicated.

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Name and Address	Number of Shares	Percentage Owned	Capacity

Mitch Burroughs	250,000	2.2	Officer/Director
6102 Keswick Ct.
Ft. Collins, CO 80524

J. John Combs	250,000	2.2	Officer/Director
7801 Brighton Road
Commerce City, CO 80022

Norman Manness	0	0	Director
45051 Macdonald Road
Domain, Manitoba
Canada ROGOMO

All officers and directors as a
Group (three (3) persons)	500,000	4.5

Capital Growth Investment Trust (3)	800,000	7.2	5% holder
13 Pasho Street
Andover, MA 01810

Discretionary Investment Trust (4)	800,000	7.2	5% holder
8 Bartlett Street
Marblehead, MA 19145

KWL Exploration and
Development LLC (5)	800,000	7.2	5% holder
630 West Germantown Pike
Suite 180
Plymouth Meeting, PA 19462

FEQ Gas, LLC (6)	750,000	6.7	5% holder
24224 Kanis Road
Little Rock, AR 72223

Moonlight Investments Limited (7)	750,000	6.7	5% holder
One Cathedral Square, 5th Floor
Jules Koenig Street, Port Louis
Mauritius

(1) This table is based upon 11,252,500 shares issued and outstanding as of February 1, 2013.

(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the shares. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options or warrants, but are not deemed outstanding for computing the percentage of any other person.

(3) The beneficial owner of Capital Growth Investment Trust is Vicki Appel.

(4) The beneficial owner of Discretionary Investment Trust is Dana Young.

(5) The beneficial owner of KWL Exploration and Development LLC is Kyung Won Lee.

(6) The beneficial owner of FEQ Gas, LLC is Ernest Bartlett.

(7) The beneficial owner of Moonlight Investments Limited is Raffaele Ricci.

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DIRECTORS AND EXECUTIVE OFFICERS

The following individuals currently serve as our executive officers and directors:

Name	Age	Positions

Mitch Burroughs	49	President & Director
J. John Combs	54	Secretary & Director
Norman Manness	51	Treasurer & Director

Mitch Burroughs has been President and a Director of the Company since December 2012. Since January, 2010, Mr. Burroughs has been the principal owner of New Water Financial, LLC, a Colorado limited liability company which owns water disposal and remediation facilities. From April 2009 through November 2010, Mr. Burroughs was the Chief Executive Officer and owner of Majestic 360, and from September 1996 until April 2009, Mr. Burroughs was an owner of NBS Enterprises, Inc., d/b/a/Majestic West, both are Colorado based companies which provide apparel decoration services to some of the nation’s leading marketing agencies. Mr. Burroughs graduated from Colorado State University in 1989 with a degree in Marketing.

J. John Combs III, Secretary and a Director of the Company, served as the sole Officer and Director of the Company from inception (October 26, 2012) until December, 2012, when Messrs. Burroughs and Manness were appointed as Directors and President and Treasurer, respectively. Mr. Combs is the founder, chairman of the board of directors and Chief Executive Officer of Strategic Environmental Services, Inc. (SEER), a publicly traded holding company that provides technology based industrial services to the environmental, energy and rail transportation services. Mr. Combs has held these positions with SEER since 2004. Mr. Combs is Vice President of Resource Environmental Group Services, Inc. (2004) and the founder and President of Tactical Cleaning Company (2005), which are subsidiaries of SEER. Mr. Combs, an attorney in private practice specializes in corporate maintenance, international finance, and business litigation. He is a member of the California and Colorado Bars. Mr. Combs is a graduate University of Colorado and received his J.D. from Duke University.

Norman Manness has been Treasurer and Director since December 2012. From 2006 through the present, Mr. Manness has been the owner of Eyewitness Communications, a high speed internet provider, cellular provider and a residential and commercial security company based in LaSalle, Manitoba, Canada. Mr. Manness, since 1988 has been the owner of Avonlea Farm Sales, an Agricultural Equipment Retailer located in Domain, Manitoba, Canada. Mr. Manness is a resident of Domain, Manitoba, Canada.

If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interest.  The Company has not formulated a policy for the resolution of such conflicts.

There are no family relationships between our officers and directors.  Each director is elected at our annual meeting of stockholders and holds office until the next annual meeting of stockholders, or until his successor is elected and qualified.

EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us since inception (October 23, 2012). During this period, we had no other executive officer serving as such whose annual compensation exceeded $100,000, and no other individuals for whom disclosure would have been made in this table but for the fact that the individual was not serving as an executive officer of our Company at any time:

No executive compensation of any description was paid by the Company during the subject period.

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each named executive officer outstanding as of February 1, 2012:

None

Compensation of Directors

We have not established standard compensation arrangements for our directors and the compensation, if any, payable to each individual for their service on our Board will be determined from time to time by our Board of Directors based upon the amount of time expended by each of the directors on our behalf.  None of our directors received any compensation for their services.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,

AND DIRECTOR INDEPENDENCE

Director Independence

The Company has one “independent” director, Norm Maness, within the meaning of Nasdaq Marketplace Rule 4200.

LEGAL PROCEEDINGS

None

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S

COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Price of the Registrant’s Common Equity

Our stock has yet to trade on any established market.

Dividend Policy

We have never paid cash dividends on our common stock.  Under Nevada law, we may declare and pay dividends on our capital stock either out of our surplus, as defined in the relevant Nevada statutes, or if there is no such surplus, out of our net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.  If, however, the capital of our company, computed in accordance with the relevant Nevada statutes, has been diminished by depreciation in the value of our property, or by losses, or otherwise, to an amount less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets, we are prohibited from declaring and paying out of such net profits any dividends upon any shares of our capital stock until the deficiency in the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets shall have been repaired.

RECENT SALES OF UNREGISTERED SECURITIES

In January 2013, the Registrant sold an aggregate of 6,975,000 shares of Common Stock par value $0.0001 to fifteen founders at a price of $0.01 per share. This offering netted the Company an aggregate of $69,750. Thereafter, in February 2013, the Company sold an additional 4,177,500 shares of Common Stock par value $0.0001 to 29 investors at a price of $0.10 per share. This offering netted the Company an aggregate of $417,750. The Registrant sold these shares of Common Stock under an exemption from registration provided by Section 4(2) of the Securities Act.

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In January 2013, the Company entered into a note with City National Bank, as Trustee of the Elanken Family Trust-S, dated April 24, 2002 with a face amount of $500,000 payable on or before August 1, 2013. Commencing March 1, 2013, the Company shall pay to Payee monthly interest payments at a rate of ten percent (10%) per annum. The note is convertible, at the option of the lender into shares of Company Common Stock at a conversion price of $1.00 per share. The note is secured by the pledge of certain third-party assets by a shareholder of the Company. As an inducement to making the loan, the Company issued to the lender 100,000 shares of Company Common Stock.

The Company is currently engaged in the offering of up to 3,000,000 shares of Common Stock par value $0.0001 to investors at a price of $1.00 per share. The Company has set a minimum offering size of 500,000 shares.

On February 1, 2013, the Company issued 3,000,000 shares of its Series A Preferred Stock valued at $1.000 per share to three parties as part of the consideration for the purchase of the membership interests of Barstow Production Water Solutions, LLC pursuant to a Member Interest Purchase Agreement dated as of February 4, 2013.

DESCRIPTION OF SECURITIES

We are authorized to issue 150,000,000 shares of capital stock, 100,000,000 shares of which are designated Common Stock, $0.0001 par value per share, of which, as of February 1, 2013, 11,252,500 shares of Common Stock were issued and outstanding and 50,000,000 shares of Preferred Stock of which, as of February 1, 2013, 3,000,000 shares of Series A Preferred Stock were issued and outstanding. Additional shares may be issued by our board of directors without further stockholder approval.

Common Stock

Holders of our common stock are entitled to one vote for each share on all matters voted upon by our stockholders, including the election of directors, and do not have cumulative voting rights.  Subject to the rights of holders of any then outstanding shares of our preferred stock, our common stockholders are entitled to any dividends that may be declared by our board.  Holders of our common stock are entitled to share ratably in our net assets upon our dissolution or liquidation after payment or provision for all liabilities and any preferential liquidation rights of our preferred stock then outstanding.  Holders of our common stock have no preemptive rights to purchase shares of our stock.  The shares of our common stock are not subject to any redemption provisions and are not convertible into any other shares of our capital stock.  All outstanding shares of our common stock are, and the shares of common stock to be issued in the offering will be, upon payment therefor, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock we may issue in the future.

Preferred Stock

The Company has designated 4,000,000 shares of its authorized preferred stock as Series A Preferred Stock. The Certificate of Designation for the Series A Preferred Stock provides for the following rights and preferences:

1)	An Original Issue Price of $1.00 per share;

2)	Convertible at any time after May 14, 2014 into Company Common Stock at a conversion price to be determined by the Cumulative EBITDA generated by the Barstow Water Productions Solutions, LLC assets during the applicable Measurement Period and automatic conversion to Company Common Stock at the then-effective Conversion Rate on May 14, 2017;

3)	An annual preferential dividend at a rate of $0.05 per share (subject to adjustment);

4)	A Liquidation preference of $1.00 per share;

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5)	Voting rights based on a Conversion Price of $2.00 per share; and

6)	Board representation right to appoint one director of five (5) total directors.

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of the date of this prospectus, by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each selling stockholder would own beneficially if all such offered shares are sold.  None of the selling stockholders is known to us to be a registered broker-dealer or an affiliate of a registered broker-dealer.  Each of the selling stockholders has acquired his, her or its shares solely for investment and not with a view to or for resale or distribution of such securities.  Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities.

Name (1)	Shares of common stock owned prior to the offering	Shares of common stock to be sold (2)	Shares of common stock owned after the offering	Percentage of common stock owned after this offering
Burroughs and Family LLC	250,000	75,000	175,000	1.0
Capital Growth Investment Trust	800,000	240,000	560,000	4.0
Wiltomo Redemption Foundation	300,000	90,000	210,000	1.5
RMS Advisors	300,000	90,000	210,000	1.5
Pawnxchange LLC	500,000	150,000	350,000	2.5
FEQ Realty LLC	500,000	150,000	350,000	2.5
Corporate Capital Group International	400,000	120,000	280,000	2.0
Discretionary Investment Trust	800,000	240,000	560,000	4.0
KWL Exploration and Development LLC	800,000	240,000	560,000	4.0
Austin Coal, LLC	500,000	150,000	350,000	2.5
SLA Declaration of Trust	100,000	30,000	70,000	*
Moggle Investors, LLC	500,000	150,000	350,000	2.5
J. John Combs III	250,000	75,000	175,000	1.0
FEQ Gas, LLC	750,000	225,000	525,000	3.7
Bel-Phil Investment Partners	225,000	67,500	157,500	1.1
City National Bank, Trustee	100,000	30,000	70,000	*
Sherif Salib	50,000	15,000	35,000	*
William Belzberg Revocable Living Trust	75,000	22,500	52,500	*
Michael Garnick	500,000	150,000	350,000	2.5
Clair Calvert	350,000	105,000	245,000	2.2
Janice Thoroski	350,000	105,000	245,000	2.2
Moonlight Investments Limited	750,000	225,000	535,000	3.7
SLD Capital Corp	400,000	120,000	280,000	2.5
Susan and Robert deRose Family Trust dated 11/18/86	70,000	21,000	49,000	*
SPH Investments, Inc. Profit Sharing Plan f/b/o Stephen P. Harrington	200,000	60,000	140,000	1.2
Lockor Incorporated	120,000	36,000	84,000	*
John Cope	20,000	6,000	14,000	*
Gerald Hannahs	60,000	18,000	42,000	*
Kemp Skokos	50,000	15,000	35,000	*
David Bartlett	20,000	6,000	14,000	*
Donald S. Jackson Non-Exempt Trust	10,000	3,000	7,000	*
Fabrizio Balestri	10,000	3,000	7,000	*
Mario Litman	7,500	2,250	5,250	*
William F. Miller III	250,000	75,000	175,000	1.6
Excelsus Consulting, LLC	150,000	45,000	105,000	*
Anthony Magana	75,000	22,500	52,500	*
Markus Winkler	500,000	150,000	350,000	2.5
Jason Batansky	10,000	3,000	7,000	*
Richard Faieta	10,000	3,000	7,000	*
Michael Bellino	10,000	3,000	7,000	*
Bryan S. Dresner	10,000	3,000	7,000	*
David Roff	30,000	9,000	21,000	*
Brice Scheschuk	30,000	9,000	21,000	*
Bruce Ginsberg	10,000	3,000	7,000	*
Virginia Dadey	50,000	15,000	35,000	*

TOTALS	11,252,500	3,375,750	7,876,750	70.0

* Less than 1%

(1)	All shares are owned of record and beneficially unless otherwise indicated. Beneficial ownership information for the selling stockholders is provided as of February 1, 2013, based upon information provided by the selling stockholders or otherwise known to us.

(2)	Assumes the sale of all shares of common stock registered pursuant to this prospectus. The selling stockholders are under no obligation known to us to sell any shares of common stock at this time.

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PLAN OF DISTRIBUTION

Shares Offered by the Company

We are offering to the public up to 3,000,000 shares of common stock, at $1.00 per share (a minimum of 500,000 shares), in a “direct public offering,” This offering terminates in 12 months after the date of effectiveness of this registration, on February 1, 2014 (“Termination Date”).  There will be no extension offered for this registration statement.

This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is a $500 minimum purchase requirement for prospective stockholders.  There is no arrangement to place funds in an escrow, trust, or similar account.

We may continue to offer shares for a period of twelve months after commencement of this offering or until we have sold all of the shares offered in this prospectus. During the offering period, no subscriber will be entitled to any refund of any subscription.

We will sell the shares on a “direct public offering” according to the following plan of distribution:

You may purchase shares by completing and manually executing a subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase, to our offices. Your subscription shall not become effective until accepted by us and approved by our counsel. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

•	a prospectus with subscription agreement, is delivered by the Company to each offeree;
•	the subscription is completed by the offeree, and submitted with a check to the Company;
•	each subscription will be reviewed by the Company and its counsel to confirm that the subscribing party completed the form and to confirm the state of acceptance;
•	once approved by counsel, the subscription is accepted by the Company and the funds are deposited into the Company’s account within four (4) days following acceptance of the subscription;

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•	subscriptions not accepted are returned with the check un-deposited within 24 hours of determination of non-acceptance.

Shares Offered by the Selling Shareholders

The selling stockholders have advised us that they will sell the shares of common stock from time to time in the open market, at the initial offering price of $1.00 per share until the shares are quoted on the OTC Bulletin Board or national securities exchange, at which point the selling securities holders may sell the registered shares at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or otherwise as described under the section of this prospectus titled “Plan of Distribution.” The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commission or agent’s commissions.  The selling stockholders may use any one or more of the following methods when selling shares:

•	any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

41

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.  Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholder.  The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

In connection with the sale of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume.

The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.  The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.  The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Each selling stockholder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.  None of the selling stockholders are affiliates of any broker-dealers.

We are paying all fees and expenses incident to the registration of the shares of common stock.  Except as provided for indemnification of the selling stockholders, we are not obligated to pay any of the expenses of any attorney or other advisor engaged by a selling stockholder.  We have not agreed to indemnify any selling stockholders against losses, claims, damages and liabilities, including liabilities under the Securities Act.

If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.  If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholders, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in passive market-making activities with respect to the shares of common stock.  Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our common stock in the secondary market.  All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

The selling shareholders may be deemed to be underwriters.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of certain restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering, we will have outstanding an aggregate of 14,252,500 shares of Common Stock issued and outstanding (assuming sale of 3,000,000 newly-issued shares). Of these shares, 6,375,750 shares will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by individuals who become “affiliates” as that term is defined in Rule 144 under the Securities Act, as the result of the securities they acquire in this offering which provide them, directly or indirectly, with control or the capacity to control us. Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144. As a result of the provisions of Rules 144, additional shares will be available for sale in the public market as follows:

•	no restricted shares will be eligible for immediate sale on the date of this prospectus;
•	the remainder of the restricted shares will be eligible for sale from time to time thereafter upon expiration of their respective Rule 144 holding periods, subject to restrictions on such sales by affiliates.

Sales pursuant to Rule 144 are subject to certain requirements relating to the availability of current public information about us. A person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of Creative App Solutions at any time during the 90 days immediately preceding the sale and who has beneficially owned restricted shares for at least six months is entitled to sell such shares under Rule 144 without regard to the resale limitations.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver to the prospective purchaser a standardized risk disclosure document prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the prospective purchaser and receive the purchaser’s written agreement to the transaction. Furthermore, subsequent to a transaction in a penny stock, the broker-dealer will be required to deliver monthly or quarterly statements containing specific information about the penny stock. It is anticipated that our common stock will be traded on an OTC market at a price of less than $5.00. In this event, broker-dealers would be required to comply with the disclosure requirements mandated by the penny stock rules.

These disclosure requirements will likely make it more difficult for investors in this offering to sell their common stock in the secondary market.

EXPERTS

We had no activity, assets or liabilities in 2012 and therefore have provided unaudited financial statements which reflect that. The financial statements of Barstow Production Water Solutions, LLC, our predecessor business, as of December 31, 2012 and for the period from inception (August 9, 2012) through December 31, 2012 along with the related consolidated statements of operations, members’ equity and cash flows in this prospectus have been audited by L J Soldinger Associates, LLC, independent registered public accounting firm, to the extent and for the periods set forth in their report, and are set forth in this prospectus in reliance upon such report given upon the authority of them as experts in auditing and accounting.

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WHERE YOU CAN FIND MORE INFORMATION

Our filings are available to the public at the SEC’s web site at http://www.sec.gov.  You may also read and copy any document with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  Further information on the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

We have filed a registration statement on Form S-1 with the SEC under the Securities Act for the common stock offered by this prospectus.  This prospectus does not contain all of the information set forth in the registration statement, certain parts of which have been omitted in accordance with the rules and regulations of the SEC.  For further information, reference is made to the registration statement and its exhibits.  Whenever we make references in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for the copies of the actual contract, agreement or other document.

FINANCIAL STATEMENTS

The financial statements commencing on page F-1 are included with this prospectus.  These financial statements have been prepared on the basis of accounting principles generally accepted in the United States and are expressed in US dollars.

Page

a)	Barstow Production Water Solutions, LLC as of December 31, 2012 and for
	the period from inception (August 9, 2012) to December 31, 2012 (audited);	F-1

b)	Armada Water Assets, Inc. as of December 31, 2012 and for the period
	from inception (October 23, 2012) to December 31, 2012 (unaudited)	F-12

c)	Pro Forma Financial Information (unaudited)	P-1

BARSTOW PRODUCTION WATER SOLUTIONS, LLC

(A Development Stage Entity)

44

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members
Barstow Production Water Solutions, LLC

Odessa, Texas

We have audited the accompanying balance sheet of Barstow Production Water Solutions, LLC as of December 31, 2012 and the related statements of operations, members’ equity, and cash flows from August 9, 2012 (inception) to December 31, 2012. Barstow Production Water Solutions, LLC’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Barstow Production Water Solutions, LLC as of December 31, 2012 and the results of its operations and its cash flows from August 9, 2012 (inception) to December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

/s/ L J Soldinger Associates LLC

Deer Park, Illinois

February 4, 2013

F-1

BARSTOW PRODUCTION WATER SOLUTIONS, LLC

(A Development Stage Company)

Balance Sheet

December 31, 2012

ASSETS

Current assets
Cash and cash equivalents	$202,168
Accounts receivable	130
Prepaid expenses	1,579
Due from related party	9,257

Total current assets	213,134

Property and equipment	429,882
Less: Accumulated depreciation	(7,514)

Net property and equipment	422,368

Total Assets	$635,502

LIABILITIES AND MEMBERS’ EQUITY

Current liabilities
Accrued professional fees	$41,500
Accrued real estate taxes	93

Total current liabilities	41,593

Asset retirement obligation	2,944
Total Liabilities	44,537

Commitments and contingencies	–

Members’ equity
Member contributions	732,971
Deficit accumulated in the development stage	(142,006)

Total members’ equity	590,965

Total liabilities and members’ equity	$635,502

The accompanying notes are an integral part of these financial statements.

F-2

BARSTOW PRODUCTION WATER SOLUTIONS, LLC

(A Development Stage Company)

 Statement of Operations

August 9, 2012 (Inception) to December 31, 2012

Revenues
Water sales	$84,244

Operating expenses
Cost of sales	13,125
Consulting fees	30,000
Management fees – related party	30,000
Depreciation	7,514
Officer compensation	87,222
Other general and administrative	57,081

Total operating expenses	224,942

Loss from operations	(140,698)

Interest expense	1,308

Net loss	$(142,006)

Pro forma information (unaudited)
Net loss	$(142,006)
Pro forma tax provision (benefit)	49,700

Pro forma net loss	$(92,306)

Pro forma basic and diluted earnings per share	$(0.03)

Pro forma basic and diluted weighted average preferred stock outstanding	3,000,000

The accompanying notes are an integral part of these financial statements.

F-3

BARSTOW PRODUCTION WATER SOLUTIONS, LLC

(A Development Stage Company)

Statement of Changes in Members’ Equity

August 9, 2012 (Inception) to December 31, 2012

Members’ equity, at inception	$-

Property and note payable contributed (net) from members	40,000
Cash contribution from members	750,000
Distributions to members	(57,029)

Net loss	(142,006)

Members’ equity, end of the year	590,965

The accompanying notes are an integral part of these financial statements.

F-4

BARSTOW PRODUCTION WATER SOLUTIONS, LLC

(A Development Stage Company)

Statement of Cash Flows

August 9, 2012 (Inception) to December 31, 2012

Cash flows from operating activities
Net loss	$(142,006)
Adjustments to reconcile net loss to cash used in operations
Depreciation	7,514
Non-cash interest expense related to asset retirement obligation	58
Changes in assets and liabilities:
Accounts receivable	(130)
Prepaid expenses	(1,579)
Accrued expenses	41,593

Net cash used in operating activities	$(94,550)

Cash flows from investing activities
Advances to related party	(9,257)
Investment in land, wells, buildings and equipment	(251,996)

Net cash used in investing activities	$(261,253)

Cash flows from financing activities
Proceeds from members	750,000
Distributions to members	(57,029)
Repayment of note payable	(135,000)

Net cash provided by financing activities	$557,971

Net increase in cash and cash equivalents	$202,168

Cash and cash equivalents, at inception	–

Cash and cash equivalents, end of year	$202,168

Cash paid for interest	$1,308
Cash paid for income taxes	-

Non-Cash Investing and Financing Activities
Property contributed by members at inception	$175,000
Note payable on property contributed by members at inception	$(135,000)

The accompanying notes are an integral part of these financial statements.

F-5

BARSTOW PRODUCTION WATER SOLUTIONS, LLC

(A Development Stage Company)

Notes to Financial Statements

NOTE 1 - DESCRIPTION OF BUSINESS

Barstow Production Water Solutions, LLC (the “Company”) is a Texas limited liability corporation which was formed on August 9, 2012 and is based in Odessa, Texas. The Company's fiscal year end is December 31.

During August, 2012, certain members of the Company affiliated with Oil Raiders Logistics, Inc. (see Note 4) contributed approximately 173 acres of land located in Ward County, Texas. The Company has built and operates a full supervision “fast fill” water production facility which provides oil and trucking companies access to cost effective water and reduced loading time in filling their water trucks which supply water used in the process of oil production and disposal or remediation of used water.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

Development Stage Enterprise

The Company has been devoting most of its efforts to raising capital and developing and implementing its business plan and, consequently, meets the definition of a Development Stage Enterprise under the Accounting Standards Codification “Accounting and Reporting for Development Stage Enterprises.” Certain additional financial information is required to be included in the financial statements for the period from inception of the Company to the current balance sheet date.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting year. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents in addition to cash on hand.

Property and Equipment

Property and equipment is stated at cost less accumulated depreciated using the straight-line method over the assets’ estimated useful lives. Useful lives are as follows:

Pad and road	15 years
Buildings	20 years
Wells	20 years
Equipment	5 to 20 years

Normal maintenance and repairs for fixed assets are charged to expense as incurred, while significant improvements are capitalized.

F-6

BARSTOW PRODUCTION WATER SOLUTIONS, LLC

(A Development Stage Company)

Notes to Financial Statements

Impairment or Disposal of Long-Lived Assets

At each balance sheet date or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, management of the Company evaluates the recoverability of such assets. An impairment loss is recognized if the amount of undiscounted cash flows is less than the carrying amount of the asset, in which case the asset is written down to fair value. The fair value of the asset is measured by either quoted market prices or the present value of estimated expected future cash flows using a discount rate commensurate with the risks involved.

Asset retirement obligation

The Company provides for future asset retirement obligations on its property and facilities based upon estimates established by current industry practices. The asset retirement obligation is initially measured at fair value and capitalized as an asset retirement cost that is amortized over the estimated useful life of the assets. The obligation is accreted through interest expense until it is settled. The fair value is estimated by discounting expected cash outflows to settle the asset retirement obligations using a credit-adjusted risk-fee interest rate. The Company recognizes revisions to either the timing or the amount of the original estimate of undiscounted cash outflows as increases or decreases to the asset retirement obligation.

The significant assumptions used to develop the expected liability during the period are as follows:

Average gross cost to remediate the individual well sites	$1,535
Average gross salvage value expected from individual well site remediated	None
Expected inflation rate for service costs	4%
Credit adjusted risk-free interest rates	8%

Actual retirement costs will be recorded against the obligation when incurred. Any difference between the recorded asset retirement obligations and the actual retirements costs incurred is recorded as a gain or loss in the settlement period.

Beginning balance at inception	$-
Liabilities incurred	2,886
Liabilities settled	-
Accretion expense	58
Balance at December 31, 2012	$2,944

Accretion expense is recorded as interest expense in the financial statements.

Concentrations

The Company is dependent upon Oil Raiders Logistics, Inc., its sole customer and a related party, (see Note 4) to sell its product and provide management services. In 2012 essentially all of the Company’s sales were made as a subcontractor to Oil Raiders Logistics, Inc.

Revenue and accounts receivable

The Company recognizes revenue from the sale of water at the time title passes, which is generally upon the sealing of the trailer container, and upon reasonable assurance of customer payment. The Company provides for a reserve against receivables for estimated losses that may result from a customer’s inability or unwillingness to pay. The allowance for doubtful accounts is estimated primarily based upon known problem accounts and current economic conditions. Accounts are written off against the allowance for doubtful accounts when the Company determines that amounts are not collectable. Recoveries of previously written-off accounts are recorded when collected. There was no allowance deemed necessary or recorded at December 31, 2012.

F-7

BARSTOW PRODUCTION WATER SOLUTIONS, LLC

(A Development Stage Company)

Notes to Financial Statements

Income Taxes

The Company follows the guidance of FASC 740 Income Taxes, Accounting for Uncertainty in Income Taxes, which prescribes a comprehensive model for how a company should measure, recognize, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on income tax returns.

The Company recognizes the tax benefits from uncertain tax positions only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of December 31, 2012, the Company has not taken any uncertain tax positions.

The Company is taxed as a Partnership under the provisions of the Internal Revenue Code. Consequently, the members of the Company are taxed as Partners under the provisions of the Internal Revenue Code. Therefore, no provision or liability for federal income taxes has been included in the financial statements.

Based on this, the Company has not recorded any current or deferred income taxes for the period ended December 31, 2012.

Fair Value

As defined in the authoritative guidance, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date ("exit price").

To estimate fair value, the Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated or generally unobservable.

The authoritative guidance establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities ("Level 1" measurements) and the lowest priority to unobservable inputs ("Level 3" measurements). The three levels of the fair value hierarchy are as follows:

Level 1 – Observable inputs such as quoted prices in active markets at the measurement date for identical, unrestricted assets or liabilities.

Level 2 – Other inputs that are observable, directly or indirectly, such as quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability.

Level 3 – Unobservable inputs for which there is little or no market data and which the Company makes its own assumptions about how market participants would price the assets and liabilities.

In instances in which multiple levels of inputs are used to measure fair value, hierarchy classification is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

	Fair Value	Level 1	Level 2	Level 3

Asset retirement obligation	$2,944			$2,944

F-8

BARSTOW PRODUCTION WATER SOLUTIONS, LLC

(A Development Stage Company)

Notes to Financial Statements

Pro Forma Financial Information

As discussed in Note 1, the Company was originally organized in the form of a Limited Liability Company. Upon closing of the Merger (see Note 7), its tax status changed to that of a corporation. The change will result in the post-merger company becoming obligated for the tax liabilities for the portion of income generated subsequent to the date of the merger, whereas the previous income and associated liability was passed through to the Barstow Production Water Solutions, LLC members.

The Company will be considered a predecessor entity of the entity purchasing it and pursuant to Securities and Exchange Commission Staff Accounting Bulletin Number 1B.2 "Pro Forma Financial Statements and Earnings per Share" ("SAB 1B.2"), pro forma information on the face of the income statement has been presented which reflects the pro forma impact as if the Company had changed its tax status and capital structure at the commencement of operations on August 9, 2012 and was therefore subject to income taxes. This presentation reflects the Company generating current deferred tax asset for losses during the period presented and having the preferred shares outstanding that were given as consideration for the merger.

Recent Accounting Pronouncements

In June 2011, the FASB issued ASU 2011-05, “Presentation of Comprehensive Income,” which amends current comprehensive income guidance. This accounting update requires companies to report comprehensive income in either a single continuous statement of comprehensive income or in two separate but consecutive statements and eliminates the option to present the components of other comprehensive income as part of the statement of shareholders’ equity. ASU 2011-05 will be effective for the Company January 1, 2013. The adoption of this ASU will not have an impact on the Company’s financial position, results of operations or cash flows.

In July 2012, the FASB issued ASU 2012-2, "Intangibles - Goodwill and Other" which allows an entity to first assess qualitative factors to determine whether it is more likely than not that an indefinite-lived asset is impaired for determining whether it is necessary to perform the quantitative impairment test. ASU 2012-2 is effective for annual and interim tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted. The adoption of this ASU will not have an impact on the Company's financial position, results of operations or cash flows.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2012:

Land	$146,198
Pad & Road	136,669
Buildings	57,086
Wells	50,517
Equipment	36,526
Asset retirement cost	2,886
429,882
Less: accumulated depreciation	(7,514)
$422,368

In April 2012 Oil Raiders Logistics, Inc. (“Oil Raiders”) entered into a purchase agreement with an outside third party to acquire approximately 173 acres of land outside of Barstow, Texas. The purchase price of the land was $175,000, of which $20,000 was paid at closing and a promissory note (the “Note”) and warranty deed was given to the seller in the amount of $160,000, payable in 8 monthly $20,000 installments, of which $5,000 was to be interest. In early August 2012, Oil Raiders made its first installment payment of $20,000 and then the owners of Oil Raiders contributed the land and remaining balance on the Note to the Company for their membership interests.

F-9

BARSTOW PRODUCTION WATER SOLUTIONS, LLC

(A Development Stage Company)

Notes to Financial Statements

The prior owner of the property had intended to farm the parcel and in anticipation of that, had drilled and completed three irrigation wells on the property. However, the prior owner had failed to obtain the necessary ingress and egress permits and was never able to commence farming operations and no amounts were pumped from the wells for sale to outside third parties. The Company has allocated approximately $30,000 of the initial purchase price of the land towards the three wells acquired with the land. The Company paid the Note in full and the warranty deed was released on August 20, 2012. In August, 2012 the Company drilled a shallow well with a 12” casing on the property, which when flow tested produced water at a rate of approximately 55,000 bbls per day and commenced construction of the road for ingress and egress to the property and the pad to support the fast fill operation. Construction operations were completed in September, 2012 with the installation of two 400 bbl fresh water tanks and pumping equipment.

Depreciation expense for the period ended December 31, 2012 was $7,514.

NOTE 4 - RELATED PARTY TRANSACTIONS

On August 9, 2012, the Company entered into a Management, Accounting and Administrative Services Agreement with Oil Raiders. Oil Raiders is controlled by two members of the Company. The agreement provides that Oil Raiders will have the exclusive right to manage the day-to-day administration and accounting of the Company, however, it specifically restricts the ability of Oil Raiders from making any strategic decisions for the Company, including not permitting Oil Raiders to: hire any employees for the Company, enter into any purchase agreements for fixed assets above a certain threshold amount, encumber or sign any agreement that would result in any assets becoming encumbered or having liens placed upon them, enter into any agreement to acquire debt of any kind, or any agreement to sell, transfer or otherwise assign any assets of the Company. The agreement is for a period of three years and may be terminated by either party with 30 days notice.

For the period from inception to December 31, 2012, the Company incurred management fees totaling $30,000 to Oil Raiders and paid approximately $55,000 for work performed on the road and equipment (see Note 3) to companies controlled by two of the members. In addition, the Company reimbursed Oil Raiders a total of approximately $213,000 for payments for construction and other expenses made on its behalf by Oil Raiders.

Also, included in the amounts above is the cost of insurance furnished to the Company by Oil Raiders under its insurance policies.

As of December 31, 2012, the Company was owed $9,257 for advances made to Oil Raiders.

NOTE 5 - MEMBERS’ INTERESTS

The Company has three members, Bel-Phil Investments, LLC (“Bel-Phil”) who contributed a total of $750,000, and two individuals who are also officers of the Company, each contributed $20,000 in the form of the land and Note (see Note 3). The agreement provides that the sharing interests are; 50% for Bel-Phil Investments, LLC and 25% for each individual member.

Members shall be entitled to one vote for each sharing interest held by the Member. Under the agreement, Bel-Phil is entitled to a 10% Preferred Return on its contribution.

The agreement also provides for the monthly distribution of available cash flow from operations, as defined, to be allocated 80% to Bel-Phil and 10% to both individuals. After Bel-Phil has been returned its total capital contribution and preferred return in the form of monthly distributions, the monthly distribution and membership interests will change to 45% to Bel-Phil, 22.5% to each existing individual member plus another individual, who currently is a consultant to the Company, earns a 10% membership interest.

The Company has made distributions totaling $57,029 through December 31, 2012.

F-10

BARSTOW PRODUCTION WATER SOLUTIONS, LLC

(A Development Stage Company)

Notes to Financial Statements

NOTE 6 – COMMITTMENTS AND CONTINGENCIES

In December, 2012, the Company entered into an agreement effective January 11, 2013, for three years with Texas-New Mexico Power Company (“TNMP”) to supply electricity to the Company’s site. As a result of this agreement, the Company has agreed to purchase a specified minimum amount of power over three years from TNMP. Failure of the Company to purchase the minimum power could result in the Company having to pay to TNMP a portion of the costs incurred by TNMP to install power equipment at the Company location up to a maximum of $17,256. To guarantee the payments due under this agreement the Company purchased an irrevocable Letter of Credit payable to TNMP in the amount of $17, 256, and is obligated to pay a fee of $1,553 at the end of the three year period. In addition, two of the members and Oil Raiders Logistics, Inc. are guarantors under the letter of credit.

NOTE 7 – SUBSEQUENT EVENTS

On February 1, 2013, the Company entered into a Membership Interest Purchase Agreement (“MIPA”) with Armada Water Assets, Inc. (“Armada”). Pursuant to the MIPA, the members of the Company sold all of their membership interests to Armada in exchange for 3,000,000 shares of Armada Series A preferred stock, promissory notes (the “Notes”) to the members totaling $1,000,000 and an earn-out such that for the five years following the closing, when annual EBITDA exceeds $2,000,000, the members are entitled to a payment of 20% of such excess. At closing, the Company became a wholly owned subsidiary of Armada and its status as a partnership terminated and it became a corporation for income tax purposes. The Notes bear interest at the rate of 10% per annum, with interest payable quarterly in cash, mature three years from the date of issuance. In addition to quarterly interest payments, the Notes require Armada to make principal payments each quarter in an amount equal to one-third of the previous quarter’s cash flow (as defined in the agreement). In addition, should Armada be successful in raising additional debt or equity financing, any amounts raised over $1 million is required to be used to pay down principal of the Notes. The Notes restrict the ability of Armada to make any dividend or distributions, or to sell, transfer or assign any of the Company’s properties or assets, while any amount of principal is outstanding under the Notes.

F-11

ARMADA WATER ASSETS, INC.

(A Development Stage Entity)

F-12

ARMADA WATER ASSETS, INC.

(A Development Stage Company)

 Balance Sheet

December 31, 2012

(Unaudited)

ASSETS

Total Assets	$0

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total Liabilities	0

Commitments and contingencies	—

Stockholders’ equity
Common stock, par value $0.0001, 100,000,000 shares authorized, none issued	0
Preferred stock, par value $0.0001, 50,000,000 shares authorized, none issued	0
Retained earnings	0

Total stockholders’ equity	0

Total liabilities and stockholders’ equity	$0

The accompanying notes are an integral part of these financial statements.

F-13

ARMADA WATER ASSETS, INC.

(A Development Stage Company)

 Statement of Operations

October 23, 2012 (Inception) to December 31, 2012

(Unaudited)

Revenues
Water sales	$0

Operating expenses
Cost of sales	0

Total operating expenses	0

Income from operations	0

Interest expense	0

Net Income	$0

Basic and diluted weighted average common stock
Outstanding	0

Basic and diluted weighted average earnings per share	0

The accompanying notes are an integral part of these financial statements.

F-14

ARMADA WATER ASSETS, INC.

(A Development Stage Company)

Statement of Changes in Stockholders’ Equity

October 23, 2012 (Inception) to December 31, 2012

(Unaudited)

	Common Stock Shares	Common stock Amount	Additional Paid-in Capital	Retained Earnings	Total

Stockholders’ equity, at inception	-	0	0	0	0

Net loss				-	-

Stockholders’ equity, end of the year	-	0	0	0	0

The accompanying notes are an integral part of these financial statements

F-15

ARMADA WATER ASSETS, INC.

(A Development Stage Company)

Statement of Cash Flows

October 23, 2012 (Inception) to December 31, 2012

(Unaudited)

Cash flows from operating activities
Net income	$0
Adjustments to reconcile net loss to cash used in operations:

Changes in assets and liabilities:	0

Net cash used in operating activities	$0

Cash flows from investing activities
No activity	0

Net cash used in investing activities	0

Cash flows from financing activities
No activity	0

Net cash provided by financing activities	$0

Net increase in cash and cash equivalents	$0

Cash and cash equivalents, at inception	0

Cash and cash equivalents, end of year	$0

Cash paid for interest	0
Cash paid for income taxes	0

The accompanying notes are an integral part of these financial statements.

F-16

ARMADA WATER ASSETS, INC.

(A Development Stage Company)

Notes to Financial Statements

(Unaudited)

NOTE 1 - DESCRIPTION OF THE BUSINESS AND GOING CONCERN

Armada Water Assets, Inc. (the “Company”) is a Nevada corporation which was formed on October 23, 2012 and is based in Fort Collins, Colorado. The Company's fiscal year end is December 31.

The Company had no assets, liabilities or operations during 2012. In January 2013, the Company commenced operations by issuing founding shares, opening a bank account and entered into an agreement to acquire 100% of the membership interests in Barstow Production Water Solutions, LLC (see Note 3) and entered the water sales industry.

As a result of the acquisition of Barstow Production Water Solutions, LLC (see Note 3), the Company has incurred significant obligations that are in excess of the current capacity of the Company or Barstow to satisfy under current operating conditions and current cash available. Management expects that significant on-going operating and capital expenditures will be necessary to successfully implement the Company’s business plan and develop, manufacture and market its products. These circumstances raise substantial doubt about the Company’s ability to continue as a going concern. Implementation of the Company’s plans and its ability to continue as a going concern depend upon its securing substantial additional financing.

Management’s plans include efforts to obtain additional capital, although no assurances can be given about the Company’s ability to obtain such capital. If the Company is unable to obtain adequate additional financing or generate profitable sales revenues, or negotiate a favorable settlement plan with creditors, it will be unable to continue its product development and other activities and may be forced to cease operations. The financial statements presented herein do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

Development Stage Enterprise

The Company is in the process of starting operations and, consequently, meets the definition of a Development Stage Enterprise under the Accounting Standards Codification “Accounting and Reporting for Development Stage Enterprises.” Certain additional financial information is required to be included in the financial statements for the period from inception of the Company to the current balance sheet date.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting year. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents in addition to cash on hand.

F-17

ARMADA WATER ASSETS, INC.

(A Development Stage Company)

Notes to Financial Statements

(Unaudited)

Income Taxes

The Company follows the guidance of the FASB Accounting Standards Codification (“FASC”)740 Income Taxes, Accounting for Uncertainty in Income Taxes, which prescribes a comprehensive model for how a company should measure, recognize, present, and disclose in its financial statements uncertain tax positions that the company has taken or expects to take on income tax returns.

The Company recognizes the tax benefits from uncertain tax positions only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such positions are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of December 31, 2012, the Company has not taken any uncertain tax positions.

Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to the differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using the tax rate in effect for the year in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the year of the enacted tax rate change. In addition, a valuation allowance is established to reduce any deferred tax asset for which it is determined that it is more likely than not that some portion of the deferred tax asset will not be realized. Based on this and lack of activity in 2012, the Company has not recorded any current or deferred income taxes for the period ended December 31, 2012.

Recent Accounting Pronouncements

In June 2011, the FASB issued ASU 2011-05, “Presentation of Comprehensive Income,” which amends current comprehensive income guidance. This accounting update requires companies to report comprehensive income in either a single continuous statement of comprehensive income or in two separate but consecutive statements and eliminates the option to present the components of other comprehensive income as part of the statement of shareholders’ equity. ASU 2011-05 will be effective for the Company January 1, 2013. The adoption of this ASU will not have an impact on the Company’s financial position, results of operations or cash flows.

In July 2012, the FASB issued ASU 2012-2, "Intangibles - Goodwill and Other" which allows an entity to first assess qualitative factors to determine whether it is more likely than not that an indefinite-lived asset is impaired for determining whether it is necessary to perform the quantitative impairment test. ASU 2012-2 is effective for annual and interim tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted. The adoption of this ASU will not have an impact on the Company's financial position, results of operations or cash flows.

NOTE 3 – SUBSEQUENT EVENTS

In January 2013, the Company sold an aggregate of 6,975,000 shares of common stock par value $0.0001 to fifteen founders at a price of $0.01 per share and raised gross proceeds of $69,750.

Thereafter, in February 2013, the Company commenced a private offering and sold 4,177,500 shares of common stock par to investors at a price of $0.10 per share and raised gross proceeds of $417,750. The Company sold these shares of Common Stock under an exemption from registration provided by Section 4(2) of the Securities Act.

In January 2013, the Company entered into a note with City National Bank, as Trustee of the Elanken Family Trust-S (“Lender”), dated April 24, 2002 with a face amount of $500,000 payable on or before August 1, 2013. Commencing March 1, 2013, the Company shall pay to Lender monthly interest payments at a rate of ten percent (10%) per annum. The note is convertible, at the option of the lender into shares of Company’s common stock at a conversion price of $1.00 per share. The note is secured by the pledge of certain third-party assets by a shareholder of the Company. As an inducement to making the loan, the Company issued to the lender 100,000 shares of Company’s common Stock.

F-18

ARMADA WATER ASSETS, INC.

(A Development Stage Company)

Notes to Financial Statements

(Unaudited)

On February 1, 2013, the Company entered into a Membership Interest Purchase Agreement (“MIPA”) with Barstow Production Water Solutions, LLC (“Barstow”). Pursuant to the MIPA, the members of Barstow sold all of their membership interests to the Company in exchange for 3,000,000 shares of the Company’s Series A preferred stock, promissory notes (the “Notes”) to the members totaling $1,000,000 and an earn-out such that for the five years following the closing, when annual EBITDA exceeds $2,000,000, the members are entitled to a payment of 20% of such excess. At closing, Barstow became a wholly owned subsidiary of the Company. The Notes bear interest at the rate of 10% per annum, with interest payable quarterly in cash, mature three years from the date of issuance. In addition to quarterly interest payments, the Notes require the Company to make principal payments each quarter in an amount equal to one-third of the previous quarter’s cash flow (as defined in the agreement). In addition, should the Company be successful in raising additional debt or equity financing, any amounts raised over $1 million is required to be used to pay down principal of the Notes. The Notes restrict the ability of the Company to make any dividend or distributions, or to sell, transfer or assign any of the Company’s properties or assets, while any amount of principal is outstanding under the Notes.

F-19

ARMADA WATER ASSETS, INC. AND SUBSIDIARY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

The following unaudited pro forma condensed consolidated balance sheet is based on the historical balance sheets of Armada Water Assets, Inc. ("Armada" or the “Company”) and Barstow Production Water Solutions, LLC ("Barstow") as of December 31, 2012. No pro forma statement of operations for the period ending December 31, 2012 has been presented as no pro forma adjustments are being made and Armada Water Assets, Inc. had no operations during 2012. The statement of operations of Barstow Production Water Solutions, Inc. from its inception on August 9, 2012 through December 31, 2012 can be found in exhibit 99.__ within this registration statement.

The following unaudited pro forma condensed earning per share is based on the historical statement of operations of Barstow for the period beginning at inception, August 9, 2012, and ending December 31, 2012 as if the transactions below had taken place as of the beginning of the period and with the equity structure of Armada.

On February 1, 2013, the Company acquired 100% of the membership interests of Barstow pursuant to a Membership Interest Purchase Agreement (“MIPA”) between the Company, Barstow and the members of Barstow for a total consideration comprising (a) 3,000,000 newly-issued shares of Company Series A Preferred stock and (ii) promissory notes in the aggregate principal amount of $1,000,000 (“Promissory Notes”) (collectively, the “Initial Purchase Price”). The Promissory Notes have a maturity date of January 31, 2016 and the Company is required under the terms of the Promissory Notes to make quarterly payments of principal and interest (at a rate of ten percent per annum) in amounts equal to one-third of the Company’s cash flow (as defined in the Promissory Notes) during the prior fiscal quarter. In addition, the Company must make mandatory prepayments on account of the Promissory Notes equal to the proceeds of any subsequent debt or equity financings completed by the Company to the extent aggregate cumulative proceeds thereof exceed $1,000,000. The Company shall also have the right to prepay the Promissory Notes, in whole or in part, at any time without penalty.

As of the merger, Armada has an authorized capitalization consisting of 50,000,000 shares of Preferred Stock and 100,000,000 shares of Common Stock, none of which were issued as of December 31, 2012.

The pro forma balance sheet reflects preliminary estimates and assumptions based on the information available at the time of preparation, including, but not limited to, the preliminary of the fair value estimates of assets acquired and liabilities assumed.

P-1

ARMADA WATER ASSETS, INC. AND SUBSIDIARY

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

December 31, 2012

(Unaudited)

	Historical
	Armada Water Assets, Inc.	Barstow Production Water Solutions, LLC		Pro Forma Adjustements	Armada Water Assets, Inc. Pro Forma Merger
	(Unaudited)	(Audited)*		(Unaudited)	(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	-	202,168			202,168
Accounts receivable	-	130			130
Prepaid expenses	-	1,579			1,579
Due from related party	-	9,257			9,257

Total current assets	-	213,134			213,134

Property and equipment	-	429,882	(a)	1,300,000	1,131,403
			(b)	(598,479)
Less: Accumulated depreciation	-	(7,514	)(b)	7,514	-

Net property and equipment	-	422,368		709,035	1,131,403

Total assets	-	635,502		709,035	1,344,537

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accrued professional fees	-	41,500			41,500
Accrued real estate taxes	-	93			93

Total current liabilities	-	41,593			41,593

Notes payable - Barstow Sellers			(a)	1,000,000	1,000,000
Asset retirement obligation	-	2,944			2,944

Total liabilities	-	44,537		1,000,000	1,044,537

Stockholders' Equity:
Common stock	-				-
Preferred stock	-		(a)	300	300
Additional paid in capital	-		(a)	299,700	299,700
Equity membership	-	732,971	(b)	(732,971)	-
Deficit accumulated in the development stage	-	(142,006	)(b)	142,006	-

Total stockholders' Equity	-	590,965		(290,965)	300,000

Total liabilities and stockholders' Equity	-	635,502		709,035	1,344,537

* Derived from audited information

See accompanying notes to unaudited pro forma condensed consolidated financial information.

P-2

Armada Water Assets, Inc. and Subsidiary

Unaudited Notes to Unaudited Pro Forma Condensed

Consolidated Financial Information

NOTE 1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed consolidated financial information included herein has been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission.

Historical financial information has been adjusted in the pro forma balance sheet to give effect to pro forma events that are: (1) directly attributable to the Acquisition; (2) factually supportable; and (3) expected to have a continuing impact on the Company’s results of operations. The pro forma adjustments presented in the pro forma balance sheet are described in Note 2— Pro Forma Adjustments .

The pro forma balance sheet and pro forma earnings per share (see Note 4) have been prepared using the acquisition method of accounting in accordance with the accounting guidance on business combinations with Armada identified as the acquirer but Barstow as the predecessor business. In business combinations, purchase price allocation is often subject to revisions as additional information becomes available and further analyses are performed. The assets acquired and liabilities assumed in the acquisition were recorded at provisional amounts based on the preliminary purchase price allocation. The Company is in the process of obtaining additional information to identify and measure all assets acquired and liabilities assumed in the acquisition within the measurement period, which could be up to one year from the date of acquisition. Such provisional amounts will be retrospectively adjusted to reflect any new information about facts and circumstances that existed at the acquisition date that, if known, would have affected the measurement of these amounts. Additionally, key input assumptions and their sensitivity to the valuation of assets acquired and liabilities assumed are currently being reviewed by management.

NOTE 2. PRO FORMA ADJUSTMENTS

On February 1, 2013, Barstow entered into a Membership Interest Purchase Agreement (“MIPA”) with Armada. Pursuant to the MIPA, the members of the Barstow sold all of their membership interests to Armada in exchange for 3,000,000 shares of Armada Water Assets, Inc. Series A preferred stock, promissory notes (the “Notes”) to the members of Barstow totaling $1,000,000 and an earn-out such that for the five years following the closing, when annual EBITDA exceeds $2,000,000, the members of Barstow are entitled to a payment of 20% of such excess.

(a)	To record the issuance of 3,000,000 shares of series A preferred stock and promissory notes totaling $1,000,000 for 100% of the assets and liabilities of Barstow.

(b)	To record the adjustment to put the property and equipment acquired at management’s estimate of fair value and the elimination of Barstow’s membership equity and deficit accumulated in the development stage.

NOTE 3. PRELIMINARY PURCHASE PRICE ALLOCATION

The preliminary purchase price allocation of the fair value of assets acquired and liabilities assumed has resulted in an increase in the costs allocated to property and equipment. The preliminary allocation of the purchase price is given in the table below:

Acquisition of Barstow Production Water Solutions, LLC by Armada Water Assets, Inc.
Cash	$202,168
Accounts receivable	130
Prepaid expenses	1,579
Advances receivable	9,257
Property and equipment	1,131,403
Assets acquired	1,344,537

Accrued professional fees	41,500
Accrued real estate taxes	93
Asset retirement obligation	2,944
Liabilities assumed	44,537

NOTE 4. PRO FORMA EARNINGS PER SHARE

The following table presents the pro forma earnings per share of Armada had it acquired Barstow on December 31, 2012:

Net loss for the period from inception on August 9, 2012 through December 31, 2012	$(142,006)

Pro forma earnings per share	$(0.01)

Weighted average pro forma shares outstanding at the time of the merger	11,042,500

P-3

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

 ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

The Company’s management is responsible for establishing and maintaining a system of disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in the reports that the Company files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  Disclosure controls and procedure include, without limitations, controls and procedures designed to ensure that information required to be disclosed by an issuer in the reports that it files or submits under the Exchange Act is accumulated and communicated to the issuer’s management, including its principal executive officer or officers and principal financial officer or officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

In accordance with Exchange Act Rules 13a-15 and 15d-15, an evaluation was completed by the Company’s Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of the Company’s disclosure controls and procedures as of the end of the period covered by this Annual Report.  Based on that evaluation, as of [date] the Company’s Chief Executive Officer and Chief Financial Officer concluded that the Company’s disclosure controls and procedures were not effective in providing reasonable assurance that the information required to be disclosed in the Company’s reports filed or submitted under the Exchange Act was recorded, processed, summarized, and reported within the time periods specified in the Commission’s rules and forms.

Management’s Report on Internal Control over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting.  Internal control over financial reporting is defined in Rule 13a-15(f) or 15d-15(f) promulgated under the Securities Exchange Act of 1934 as a process designed by, or under the supervision of, the company’s principal executive and principal financial officers and effected by the company’s board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America and includes those policies and procedures that:

•	Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the company;

•	Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and

•	Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the company’s assets that could have a material effect on the financial statements.

45

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.  All internal control systems, no matter how well designed, have inherent limitations.  Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation.  Because of the inherent limitations of internal control, there is a risk that material misstatements may not be prevented or detected on a timely basis by internal control over financial reporting. However, these inherent limitations are known features of the financial reporting process.  Therefore, it is possible to design into the process safeguards to reduce, though not eliminate, this risk.

As of [date], management assessed the effectiveness of our internal control over financial reporting based on the criteria for effective internal control over financial reporting established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission ("COSO") and SEC guidance on conducting such assessments.  Based on that evaluation, they concluded that, during the period covered by this report, such internal controls and procedures were not effective to detect the inappropriate application of US GAAP rules as more fully described below.  This was due to deficiencies that existed in the design or operation of our internal controls over financial reporting that adversely affected our internal controls and that may be considered to be material weaknesses.

The matters involving internal controls and procedures that our management considered to be material weaknesses under the standards of the Public Company Accounting Oversight Board were: (1) lack of a functioning audit committee, resulting in ineffective oversight in the establishment and monitoring of required internal controls and procedures; (2) inadequate segregation of duties consistent with control objectives; and (3) ineffective controls over period end financial disclosure and reporting processes.  The aforementioned material weaknesses were identified by our management in connection with the review of our financial statements for the period ended December 31, 2012.

Management believes that the material weaknesses set forth in items (2) and (3) above did not have an effect on our financial results.  However, management believes that the lack of a functioning audit committee and the lack of a majority of outside directors on our board of directors results in ineffective oversight in the establishment and monitoring of required internal controls and procedures, which could result in a material misstatement in our financial statements in future periods.

Management’s Remediation Initiatives

Given the financial resources available to the Company, the Company is not in a position to institute any realistic remediation of the identified material weaknesses and other deficiencies and enhance our internal controls. As such time as the Company commences operations and has the financial resources to address and eliminate the identified weaknesses, we intend to create take action to do so. Unfortunately, until the Company has such financial resources, the identified weaknesses will continue to exist.

Changes in Internal Control over Financial Reporting. During the period from inception (October 23, 2012) through December 31, 2012, there were no changes in the Company's internal control over financial reporting during the period covered by this report that have materially affected, or are reasonably likely to materially affect, the Company's internal control over financial reporting.

Limitations on the Effectiveness of Controls. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues, if any, within a company have been detected.”

46

[Back Page of Prospectus]

PROSPECTUS

ARMADA WATER ASSETS, INC.

3,000,000 Shares of Common Stock Offered by

Armada Water Assets, Inc.

And

3,375,750 Shares of Common Stock offered by the Selling Shareholders

Dealer Prospectus Delivery Obligation

Until February 1, 2014, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

47

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 10.     Indemnification of Directors and Officers

Pursuant to our Articles of Incorporation and By-Laws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The prior discussion of indemnification in this paragraph is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions. However, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

Item 11.     Other Expenses of Issuance and Distribution

Although we will receive no proceeds from the sale of shares pursuant to this prospectus, we have agreed to bear the costs and expenses of the registration of the shares. Our expenses in connection with the issuance and distribution of the securities being registered are estimated as follows:

Nature of expense	Amount
SEC Registration fee	$870
Accounting fees and expenses	$25,000
Legal fees and expenses	$25,000
Printing expenses	$2,000
Miscellaneous	$1,130

TOTAL	$55,000

All amounts are estimates other than the Securities and Exchange Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 12. Recent Sales of Unregistered Securities

Below is a list of securities sold by us within the past three years which were not registered under the Securities Act.

48

			Amount of
Name of Purchaser	Date of Sale	Title of Security	Securities Sold	Consideration
Burroughs and Family LLC	January 4, 2013	Common Stock	250,000	$2,500
Capital Growth Investment Trust	January 4, 2013	Common Stock	800,000	$8,000
Wiltomo Redemption Foundation	January 4, 2013	Common Stock	300,000	$3,000
RMS Advisors	January 4, 2013	Common Stock	300,000	$3,000
Pawnxchange LLC	January 4, 2013	Common Stock	500,000	$5,000
FEQ Realty LLC	January 4, 2013	Common Stock	500,000	$5,000
Corporate Capital Group International	January 4, 2013	Common Stock	400,000	$4,000
Discretionary Investment Trust	January 4, 2013	Common Stock	800,000	$8,000
KWL Exploration and Development LLC	January 4, 2013	Common Stock	800,000	$8,000
Austin Coal, LLC	January 4, 2013	Common Stock	500,000	$5,000
SLA Declaration of Trust	January 4, 2013	Common Stock	100,000	$1,000
Moggle Investors, LLC	January 4, 2013	Common Stock	500,000	$5,000
J. John Combs III	January 4, 2013	Common Stock	250,000	$2,500
FEQ Gas, LLC	January 4, 2013	Common Stock	750,000	$7,500
Bel-Phil Investment Partners	January 4, 2013	Common Stock	225,000	$2,250
City National Bank, Trustee	February 1, 2013	Common Stock	100,000	*
Sherif Salib	February 1, 2013	Common Stock	50,000	$5,000
William Belzberg Revocable Living Trust	February 1, 2013	Common Stock	75,000	$7,500
Michael Garnick	February 1, 2013	Common Stock	500,000	$50,000
Clair Calvert	February 1, 2013	Common Stock	350,000	$35,000
Janice Thoroski	February 1, 2013	Common Stock	350,000	$35,000
Moonlight Investments Limited	February 1, 2013	Common Stock	750,000	$75,000
SLD Capital Corp	February 1, 2013	Common Stock	400,000	$40,000
Susan and Robert deRose Family Trust dated 11/18/86	February 1, 2013	Common Stock	70,000	$7,000
SPH Investments, Inc. Profit Sharing Plan f/b/o Stephen P. Harrington	February 1, 2013	Common Stock	200,000	$20,000
Lockor Incorporated	February 1, 2013	Common Stock	120,000	$12,000
John Cope	February 1, 2013	Common Stock	20,000	$2,000
Gerald Hannahs	February 1, 2013	Common Stock	60,000	$6,000
Kemp Skokos	February 1, 2013	Common Stock	50,000	$5,000
David Bartlett	February 1, 2013	Common Stock	20,000	$2,000
Donald S. Jackson Non-Exempt Trust	February 1, 2013	Common Stock	10,000	$1,000
Fabrizio Balestri	February 1, 2013	Common Stock	10,000	$1,000
Mario Litman	February 1, 2013	Common Stock	7,500	$750
William F. Miller III	February 1, 2013	Common Stock	250,000	$25,000
Excelsus Consulting, LLC	February 1, 2013	Common Stock	150,000	$15,000
Anthony Magana	February 1, 2013	Common Stock	75,000	$7,500
Markus Winkler	February 1, 2013	Common Stock	500,000	$50,000
Jason Batansky	February 1, 2013	Common Stock	10,000	$1,000
Richard Faieta	February 1, 2013	Common Stock	10,000	$1,000
Michael Bellino	February 1, 2013	Common Stock	10,000	$1,000
Bryan S. Dresner	February 1, 2013	Common Stock	10,000	$1,000
David Roff	February 1, 2013	Common Stock	30,000	$3,000
Brice Scheschuk	February 1, 2013	Common Stock	30,000	$3,000
Bruce Ginsberg	February 1, 2013	Common Stock	10,000	$1,000
Virginia Dadey	February 1, 2013	Common Stock	50,000	$5,000

* Issued as inducement to enter into promissory note

49

The securities issued in the abovementioned transactions were either issued in connection with (a) transactions by an issuer not involving a public offering which were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 or (b) pursuant to a private placement exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, pursuant to the terms of Rule 506 of Regulation D. In this regard the offerings were to a total of 44 persons, all of whom were either “accredited investors” or sophisticated non-accredited investors.

Item 13. Undertakings

The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.             To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.             To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.             To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

50

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

 i.             Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.            Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.           The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

EXHIBITS

The exhibits required by Item 601 of Regulation S-K, and an index thereto, are attached.

Exhibit No.	Description

3(i)	Articles of Incorporation of Armada Water Assets, Inc. (and amendment)
3(ii)	Certificate of Designation Series A Preferred Stock of Armada Water Assets, Inc.
3(iii)	Bylaws of Armada Water Assets, Inc.
5.1	Legal Opinion of Robert Diener, Esq. (included with Exhibit 5.1)
10.1	Member Interest Purchase Agreement dated as of February 1, 2013
10.2	Form of Promissory Note
10.3	Secured Promissory Note dated as of January 31, 2013 by and between Armada Water Assets, Inc. and City National Bank, as Trustee of the Elanken Family Trust-S dated April 24, 2002
23.1	Legal Opinion of Robert Diener, Esq. (included with Exhibit 5.1)
23.2	Consent of Independent Auditors

51

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 5th day of February, 2013.

ARMADA WATER ASSETS, INC.

By:	/s/ Mitch Burroughs
Mitch Burroughs
President and Director: Principal Executive Officer and Principal Financial Officer

By:	/s/ Norman Manness

Norman Manness
Treasurer and Director; Principal Financial and Accounting Officer

By:	/s/ J. John Combs
J. John Combs
Secretary and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and date stated.

/s/ Mitch Burroughs
Mitch Burroughs
President and Director: Principal Executive Officer

Dated: February 5, 2013

:	/s/ J. John Combs
J. John Combs]
Secretary and Director

Dated: February 5, 2013

/s/ Norman Manness
Norman Manness
Treasurer and Director; Principal Financial Officer

Dated: February 5, 2013

52

EXHIBIT LIST

Exhibit No.	Description

3(i)	Articles of Incorporation of Armada Water Assets, Inc. (and amendment)
3(ii)	Certificate of Designation Series A Preferred Stock of Armada Water Assets, Inc.
3(iii)	Bylaws of Armada Water Assets, Inc.
5.1	Legal Opinion of Robert Diener, Esq. (included with Exhibit 5.1)
10.1	Member Interest Purchase Agreement dated as of February 1, 2013
10.2	Form of Promissory Note
10.3	Secured Promissory Note dated as of January 31, 2013 by and between Armada Water Assets, Inc. and City National Bank, as Trustee of the Elanken Family Trust-S dated April 24, 2002
23.1	Legal Opinion of Robert Diener, Esq. (included with Exhibit 5.1)
23.2	Consent of Independent Auditors

53